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                                                                   Exhibit 10.16

================================================================================

                     METROMEDIA FIBER NETWORK SERVICES, INC.




                                 $231,036,842.00




                            14.0% TERM NOTES DUE 2007


                                 NOTE AGREEMENT
                         dated as of September 19, 2001




                              NORTEL NETWORKS INC.,
                             as Administrative Agent

================================================================================
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                                TABLE OF CONTENTS

         This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                              PAGE
                                                                                              ----
ARTICLE I - DEFINITIONS AND ACCOUNTING TERMS.....................................................1
         Section 1.01.     Certain Defined Terms.................................................1
         Section 1.02.     Computation of Time Periods..........................................24
         Section 1.03.     Accounting Terms; Changes in GAAP....................................24
         Section 1.04.     Extended Meanings....................................................24
         Section 1.05.     References to Administrative Agent, Purchasers or Holders............24
         Section 1.06.     Conflict with Security Documents.....................................24
         Section 1.07.     Non-Business Days....................................................25
         Section 1.08.     References to Time of Day............................................25
         Section 1.09.     Severability.........................................................25
         Section 1.10.     References to Statutes...............................................25
         Section 1.11.     References to Agreements.............................................25

ARTICLE II - AMOUNTS AND TERMS OF THE NOTES.....................................................25
         Section 2.01.     The Notes............................................................25
         Section 2.02.     Repayment............................................................26
         Section 2.03.     Redemptions; Etc.....................................................26
         Section 2.04.     Interest.............................................................29
         Section 2.05.     Payments and Computations............................................29
         Section 2.06.     Taxes................................................................30
         Section 2.07.     Sharing of Payments, Etc.............................................32
         Section 2.08.     No Force Majeure, Disputes...........................................33

ARTICLE III - CONDITIONS OF CLOSING.............................................................33
         Section 3.01.     Issuance.............................................................33
         Section 3.02.     Additional Conditions................................................38
         Section 3.03.     Determinations under Section 3.01 and Section 3.02...................38
         Section 3.04.     Waiver of Conditions Precedent by the Administrative Agent...........38

ARTICLE IV - REPRESENTATIONS AND WARRANTIES.....................................................38
         Section 4.01.     Representations and Warranties of the Issuer.........................38
         Section 4.02.     Representations and Warranties of the Purchasers.....................47

ARTICLE V - AFFIRMATIVE COVENANTS...............................................................47
         Section 5.01.     Financial Statements, Reports, etc...................................47
         Section 5.02.     Other Notices........................................................49
         Section 5.03.     Existence; Businesses and Properties.................................50
         Section 5.04.     Collateral Security; Further Assurances..............................51
         Section 5.05.     Maintaining Records; Access to Properties and Inspections............51
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         Section 5.06.     Compliance with Terms of Private Licenses............................51
         Section 5.07.     Obligations and Taxes................................................51
         Section 5.08.     Employee Benefits....................................................52
         Section 5.09.     Insurance............................................................52
         Section 5.10.     Franchises...........................................................53
         Section 5.11.     Licenses.............................................................53
         Section 5.12.     Use of Proceeds......................................................53
         Section 5.13.     Terms of Certain Other Debt Agreements...............................53
         Section 5.14.     Non-Consolidation....................................................54
         Section 5.15.     Meetings with Senior Executives.  ...................................54

ARTICLE VI - NEGATIVE COVENANTS.................................................................54
         Section 6.01.     Indebtedness.........................................................54
         Section 6.02.     Unrestricted Subsidiaries............................................60
         Section 6.03.     Sale and Lease-Back Transactions.....................................61
         Section 6.04.     Investments and Contingent Investments...............................62
         Section 6.05.     Mergers, Consolidations, Asset Sales and Acquisitions................64
         Section 6.06.     Restricted Payments..................................................66
         Section 6.07.     Restrictive Agreements...............................................67
         Section 6.08.     Repayment of Indebtedness............................................68
         Section 6.09.     Transactions with Affiliates.........................................68
         Section 6.10.     Lines of Business....................................................69
         Section 6.11.     Modifications to Certain Agreements..................................69
         Section 6.12.     Financial Covenants..................................................70

ARTICLE VII - EVENTS OF DEFAULT.................................................................73

ARTICLE VIII - THE ADMINISTRATIVE AGENT.........................................................76
         Section 8.01.     Authorization and Action.............................................76
         Section 8.02.     Administrative Agent's Reliance, Etc.................................77
         Section 8.03.     Rights as a Holder...................................................77
         Section 8.04.     Holder Financial Decision............................................77
         Section 8.05.     Indemnification......................................................77
         Section 8.06.     Collateral Duties....................................................78
         Section 8.07.     Successor Administrative Agent.......................................78
         Section 8.08.     Administrative Agent's Fee...........................................79

ARTICLE IX - THE INTERCREDITOR AGREEMENT........................................................79

ARTICLE X - MISCELLANEOUS.......................................................................79
         Section 10.01.    Amendments, Consents, Etc............................................79
         Section 10.02.    Notices, Etc.........................................................81
         Section 10.03.    No Waiver; Remedies..................................................82
         Section 10.04.    Costs, Expenses and Indemnification..................................82
         Section 10.05.    Right of Setoff......................................................83
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         Section 10.06.    Governing Law; Submission to Jurisdiction, Etc.......................83
         Section 10.07.    Waiver of Jury Trial.................................................83
         Section 10.08.    Successors, Assigns and Transfers....................................84
         Section 10.09.    Transfer, Registration, Participations and Substitution of Notes.....84
         Section 10.10.    Execution in Counterparts............................................87
         Section 10.11.    Confidentiality......................................................87
         Section 10.12.    Survival and Termination.............................................88
         Section 10.13.    Captions.............................................................89
         Section 10.14.    Authorization to File Financing Statements...........................89

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                                    SCHEDULES

Schedule 2.01     -        Information Relating to the Purchasers
Schedule 4.01(e)  -        List of Required Governmental Approvals
Schedule 4.01(i)  -        Subsidiaries and other Equity Investments
Schedule 4.01(k)  -        Material Agreements
Schedule 4.01(r)  -        Insurance
Schedule 4.01(t)  -        Licenses
Schedule 4.01(u)  -        Franchises
Schedule 4.01(v)  -        Real Property and Leases
Schedule 6.05     -        Investments


                                    EXHIBITS

EXHIBIT A         -        Form of Term Note
EXHIBIT B-1       -        Form of Security Agreement
EXHIBIT B-2       -        Form of Intercreditor Agreement
EXHIBIT C         -        Form of Opinion of Special Counsel to Holdings and
                           the Issuer
EXHIBIT D         -        Form of Transfer and Acceptance
EXHIBIT E         -        Form of Warrant Agreement
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                     METROMEDIA FIBER NETWORK SERVICES, INC.

                    $231,036,842.00 14.0% Term Notes Due 2007


                                                        As of September 19, 2001

TO EACH OF THE PURCHASERS
LISTED ON SCHEDULE 2.01:


         METROMEDIA FIBER NETWORK SERVICES, INC., a Delaware corporation (the "ISSUER"), hereby agrees with each of the purchasers whose names appear on
SCHEDULE 2.01 (each a "PURCHASER" and, collectively, the "PURCHASERS") and Nortel Networks Inc., as administrative agent (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT"), as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ACCOUNTANTS" means Ernst & Young LLP or other independent public accountants selected by the Issuer and satisfactory to the Administrative Agent.

         "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, PROVIDED that such Indebtedness is not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of, such specified Person.

         "ACQUISITION" means any transaction, or any series of related transactions, consummated after the date hereof, by which (a) Holdings and/or any of its Subsidiaries acquires the business of, or all or substantially all of the assets of, any firm, corporation or division thereof, whether through purchase of assets, purchase of stock, merger or otherwise or (b) any Person that was not theretofore a Subsidiary of Holdings becomes a Subsidiary of Holdings.

         "ADJUSTED EBITDA" means, for any period, the sum (for Holdings and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP) of the following:
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                  (a) Net Income for such period, adjusted to exclude any gains or losses attributable to any Asset Sale or Casualty Event; PLUS ----

                  (b) the sum of (i) depreciation and amortization, but excluding amortization of prepaid cash expenses that were paid in a prior period, for such period, (ii) consolidated interest expense for such period and (iii) consolidated income tax expense for such period; PLUS

                  (c) any non-cash charges, but excluding any non-cash expense or loss to the extent it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, for such period (or MINUS, any cash or non-cash gains for such period); PLUS

                  (d) the net amount, if any, by which the consolidated deferred revenues increased for such period (or MINUS the amount, if any, by which the consolidated deferred revenues of decreased for such period); MINUS

                  (e) cash payments made during such period which were not deducted in determining Net Income for such period but that were (or will be) a non-cash charge deducted in determining Net Income for a prior (or subsequent) fiscal year; MINUS

                  (f) the aggregate amount of interest income for such period.

If during any period for which Adjusted EBITDA is being determined Holdings or any Restricted Subsidiary shall have consummated any Acquisition or Asset Sale then, for all purposes of this Agreement, Adjusted EBITDA shall be determined on a pro forma basis (using assumptions that Holdings in good faith believes are fair, accurate and reasonable at the time, and in which assumptions the Holdings Notes Agent concurs) as if such Acquisition or Asset Sale had been made or consummated on the first day of such period.

         "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

         "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent at Bank One, Chicago, Illinois, for the account of Nortel Networks Inc., Account No. 5107520, ABA #071000013 (or his or her successor), or such other account maintained by the Administrative Agent as may be designated by the Administrative Agent in a written notice to the Holders and the Issuer.

         "ADMINISTRATIVE QUESTIONNAIRE" means an administrative questionnaire in a form supplied by the Administrative Agent or, in the case of the administrative questionnaire relating to Nortel Networks, information in whatever form supplied by Nortel Networks to the Administrative Agent on or about the Closing Date.

         "AFFILIATE" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "AGREEMENT" means this Note Agreement.

         "ASSET SALE" means (a) the sale, lease, transfer, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business and other than any sale, lease, transfer, conveyance or other disposition in the ordinary course of business of capacity on any fiber optic or cable system owned, controlled or operated by Holdings or any Restricted Subsidiary or of telecommunications capacity, transmission rights, conduit or rights-of-way acquired by Holdings or any Restricted Subsidiary for use in a Telecommunications Business of Holdings or any Restricted Subsidiary, and (b) the issue or sale by Holdings or any of its Restricted Subsidiaries of Equity Interests of any Subsidiary. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by Holdings to a Restricted Subsidiary or by a Subsidiary to Holdings or to a Restricted Subsidiary, other than a transfer of assets by the Issuer to Holdings or to a Restricted Subsidiary (which transfers by the Issuer shall not be excluded from the definition of the term "Asset Sale"), (ii) an issuance of Equity Interests by a Subsidiary to Holdings or to a Restricted Subsidiary, (iii) Restricted Payments permitted under SECTION 6.07, (iv) Investments permitted under SECTION 6.05, (v) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of a Telecommunications Business of Holdings and its Restricted Subsidiaries and that is disposed of in the ordinary course of business with an aggregate fair market value (as to all such dispositions) not to exceed $5,000,000, (vi) the surrender or waiver by Holdings or any of its Restricted Subsidiaries of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind by Holdings or any of its Restricted Subsidiaries or the grant by Holdings or any of its Restricted Subsidiaries of a Lien not prohibited by this Agreement, (vii) the sale of Cash Equivalents in the ordinary course of business and (viii) sales, transfers, assignments and other dispositions of assets (or related assets in related transactions) in the ordinary course of business with an aggregate fair market value of less than $1,000,000.

         "ATTRIBUTABLE DEBT" means, on any date, in respect of any lease of the Issuer entered into as a part of a sale and leaseback transaction described in
SECTION 6.04, (a) if such lease is a Capital Lease Obligation, the capitalized amount thereof that would appear on a balance sheet of the Issuer prepared as of such date in accordance with GAAP, and (b) if such lease is not a Capital Lease Obligation, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of the Issuer prepared as of such date in accordance with GAAP as if such lease were accounted for as a Capital Lease Obligation.

         "BANKRUPTCY CODE" means Title 11 of the United States Code, as from time to time amended.

         "BASIC DOCUMENTS" means, collectively, the Note Documents, the Holdings Notes Documents, the Vendor Agreements, the Verizon Agreement, the Verizon Debt Agreement and the Holdings Convertible Debt or Equity Documents.

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         "BUSINESS DAY" means any day on which banks are not required or authorized to close in New York City, New York.

         "CAPITAL EXPENDITURES" means, for any period, expenditures of Holdings and its Restricted Subsidiaries incurred during such period to construct, install, acquire or improve fixed assets, real property, telecommunications systems and equipment (including renewals, improvements and replacements, but excluding repairs unless such repairs are required to be capitalized in accordance with GAAP) during such period computed in accordance with GAAP, but excluding any such expenditures in connection with any Acquisition and any expenditures made with the proceeds of condemnation awards or insurance for fixed assets, real property or improvements thereon and telecommunications systems and equipment.

         "CAPITAL LEASE OBLIGATIONS" of any Person means, for any period, the obligations (including the aggregate amount of Capital Lease Obligations incurred during such period) of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CAPITAL STOCK" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CASH EQUIVALENTS" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, one of the two highest credit ratings obtainable from Standard & Poor's or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances, time deposits and demand deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic or foreign commercial bank that has a combined capital and surplus and undivided profits of not less than $1,000,000,000;

                  (d) repurchase obligations with a term of not more than 90 days for, and secured by, underlying securities of the types described in CLAUSES (A) through (C) above entered into with a bank meeting the qualifications described in CLAUSE (C) above; and

                  (e) mutual funds whose investment guidelines restrict such funds' investments primarily to those satisfying the provisions of CLAUSES (A) through (C) above.

         "CASH INTEREST EXPENSE" means, for any period, the sum (for Holdings and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP), of the excess of (a) the sum of (i) all interest expense (including imputed interest expense in respect of Capital Lease Obligations) for such period, PLUS (ii) any interest accrued during such period in respect of Indebtedness that is required to be capitalized rather than included in consolidated interest expense for such period, PLUS (iii) any cash payments made during such period in respect of obligations referred to in CLAUSE
(B) below that were amortized or accrued in a previous period, PLUS (iv) the aggregate amount of regularly scheduled dividends and distributions in cash made during such period in respect of Capital Stock MINUS (b) the sum of (i) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, PLUS (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period. For purposes of the foregoing, (A) Cash Interest Expense shall be determined taking into account any net payments made or received by Holdings or any Restricted Subsidiary under Interest Rate Protection Agreements and (B) to the extent Cash Interest Expense for any Indebtedness is being determined for a future period, the applicable interest rate during such future period shall be deemed to be equal to the rate of interest in effect at the beginning of such period, and the aggregate amount of such Indebtedness to be outstanding during such period shall be determined under the assumption that all regularly scheduled payments of principal (but no prepayments or redemptions of principal) will be made in respect of such Indebtedness during such period.

         If during any period for which Cash Interest Expense is being determined Holdings or any Restricted Subsidiary shall have consummated any Acquisition or Asset Sale then, for all purposes of this Agreement, Cash Interest Expense shall be determined on a pro forma basis (using assumptions that Holdings in good faith believes are fair, accurate and reasonable at the time, and in which assumptions the Administrative Agent concurs) as if such Acquisition or Asset Sale (and any Indebtedness incurred by Holdings or any Restricted Subsidiary in connection with such Acquisition or repaid as a result of such Asset Sale) had been made or consummated (and such Indebtedness incurred or repaid) on the first day of such period.

         "CASUALTY EVENT" means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds, proceeds of a condemnation award or other compensation.

         "CHANGE OF CONTROL" means the occurrence of any one or more of the following events:

                  (a) any "person" or "group" (as such terms are used in SECTION 13(D)(3) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner, directly or indirectly, of 35% or more of the Voting Stock (measured by voting power rather than number of shares) of Holdings and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting Stock (measured by voting power rather than by number of shares) of Holdings than such person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Holdings (for the purposes of this clause, such other person shall be deemed to "beneficially own" any Voting Stock of a specified corporation held by a parent corporation if such other person beneficially owns, directly or indirectly, more than 35% of the Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation);

                  (b) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of Holdings;

                  (c) any change in control (or similar event, however denominated) with respect to Holdings shall occur under and as defined in any indenture or agreement in respect of Indebtedness of Holdings or any of its Restricted Subsidiaries (including a "Change of Control" applicable to any of the Holdings Senior Notes) and Holdings shall, as a result thereof, be required to repay, redeem or repurchase all or any part of such Indebtedness (or offer to do any of the foregoing), or such change of control shall constitute a default under any such indenture or agreement; or

                  (d) the Issuer shall at any time cease to be a Wholly Owned Subsidiary of Holdings.

         "CITICORP USA" means Citicorp USA, Inc., a Delaware corporation.

         "CLOSING DATE" means the date upon which the conditions specified in
SECTION 3.01 and SECTION 3.02 are satisfied (or waived by the Administrative Agent) and the initial Notes are issued hereunder.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "COLLATERAL" means all "Collateral" referred to in the Security Documents and all other property that is subject to any Lien created by any Security Document in favor of the Administrative Agent.

         "COMMITMENT" with respect to each Purchaser, the commitment of each Purchaser to purchase a Note on the Closing Date. The amount of each Purchaser's Commitment is set forth on SCHEDULE 2.01, or in the Transfer and Acceptance pursuant to which such Purchaser shall have assumed its Commitment, as applicable. The aggregate amount of the Purchasers' Commitments is $231,036,842.00.

         "CONFIDENTIAL INFORMATION" means any information that Holdings or any of its Restricted Subsidiaries furnishes to the Administrative Agent or any Holder, but does not include any such information once such information has become generally available to the public or once such information has become available to the Administrative Agent or any Holder from a source other than Holdings or any of its Restricted Subsidiaries (unless, in either case, such information becomes so available as a result of the breach by the Administrative Agent or a Holder of its duty of confidentiality set forth in SECTION 10.11).

         "CONSOLIDATING FINANCIAL STATEMENTS" means, as at the end of and for any period, separately presented financial statements for the optical infrastructure business and the internet infrastructure services business of Holdings and its Subsidiaries, setting out the revenues, gross margins and property, plant and equipment for each such business as at the end of and for such period.

         "CONTINUING DIRECTORS" means individuals who at the beginning of the period of determination constituted the Board of Directors of Holdings, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Holdings was approved by a vote of a majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is the designee of any one of the Permitted Holders or any combination thereof or was nominated or elected by any such Permitted Holder(s) or any of their designees.

         "CONTRIBUTED CAPITAL" means, as at any date, the sum (determined without duplication) of (a) $2,820,001,000 PLUS (b) the net cash proceeds received by Holdings after December 31, 2000 in respect of the issuance and sale of Capital Stock (other than Disqualified Stock) of Holdings, or from the conversion of Indebtedness of Holdings into Capital Stock (other than Disqualified Stock) of Holdings, plus (c) the aggregate amount deemed to have been received by Holdings at the time of conversion of any Indebtedness of Holdings into Capital Stock (other than Disqualified Stock) of Holdings representing the principal amount of such Indebtedness so converted and any accrued and unpaid interest thereon which is forfeited in connection with such conversion, MINUS (d) the aggregate amount of Restricted Payments made in respect of the Capital Stock of Holdings after December 31, 2000.

         "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Holdings, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "DATA CENTER" means a co-location facility where entities are able to transfer electronic data among themselves and with other parties outside such facility.

         "DEBT SERVICE" means, for any period, the sum of, for Holdings and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), the following: (a) all regularly scheduled payments or regularly scheduled prepayments or redemptions of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made or payable during such period (or, in the event the relevant period is a future period, scheduled to be made during such period) PLUS (b) all Cash Interest Expense for such period.

         "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "DISQUALIFIED STOCK" means any Capital Stock or other ownership interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the maturity of the Holdings Senior Notes, (b) is secured by any assets of Holdings or any Restricted Subsidiary or is Guaranteed by any Restricted Subsidiary or (c) is exchangeable or convertible at the option of the holder into Indebtedness of Holdings or any Restricted Subsidiary. Notwithstanding the preceding sentence, any Capital Stock or other ownership interest that would constitute Disqualified Stock solely because the holders thereof have the right to require Holdings to repurchase such Capital Stock or other ownership interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock or other ownership interest provide that Holdings may not repurchase or redeem any such Capital Stock or other ownership interest pursuant to such provisions unless such repurchase or redemption complies with the provisions of SECTION 6.07.

         "DOLLARS" and "$" means lawful money of the United States.

         "ELIGIBLE INSTITUTION" means (a) any Holder or any Holder Affiliate,
(b) any commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund or other financial institution (whether a corporation, partnership, limited liability company or other entity) which has been approved by the Administrative Agent as a Holder under this Agreement, such approval not be unreasonably withheld or delayed, or
(c) any fund or other Person which is engaged in making, purchasing or otherwise investing in commercial loans;

PROVIDED, HOWEVER, that Eligible Institution shall not include any Affiliate of the Issuer without the prior written consent of the Administrative Agent.

         "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities, and including any Lien filed against any property covered by any Senior Security Document or Junior Security Document in favor of any Governmental Authority), of Holdings or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ENVIRONMENTAL PERMIT" means any permit, approval, authorization, certificate, registration, license, variance, filing, permission or other approval required by or from any Government Authority pursuant to any Environmental Law.

         "EQUITY INTERESTS" means shares of Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with Holdings, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan with respect to which notice is required to be given to the PBGC; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of Holdings or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by Holdings or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or, in the case of the PBGC, to appoint a trustee to administer any Plan; (g) the receipt by Holdings or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which Holdings or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Holdings or any Restricted Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of Holdings or any of its Subsidiaries.

         "EVENTS OF DEFAULT" has the meaning specified in ARTICLE VII.

         "EXCESS CASH FLOW" means, for any fiscal year, the sum (for Holdings and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP) of the following:

                  (a) Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to any Asset Sale or Casualty Event; PLUS

                  (b) depreciation, amortization and other non-cash charges or losses deducted in determining Net Income for such fiscal year; PLUS

                  (c) the sum of (i) the amount, if any, by which Working Capital decreased during such fiscal year PLUS (ii) the net amount, if any, by which the consolidated deferred revenues increased during such fiscal year; MINUS

                  (d) the sum of (i) any non-cash gains included in determining Net Income for such fiscal year PLUS (ii) the amount, if any, by which Working Capital increased during such fiscal year PLUS (iii) the amount, if any, by which the consolidated deferred revenues of decreased during such fiscal year; MINUS

                  (e) the sum of (i) Capital Expenditures paid in cash during such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Funded Indebtedness and except to the extent paid with Net Available Proceeds in respect of any Asset Sale or Casualty Event or from the issuance of Capital Stock or other Equity Interests) PLUS (ii) cash consideration paid during such fiscal year to make acquisitions or other investments permitted hereunder (other than Cash Equivalents and except to the extent financed by incurring Funded Indebtedness or issuing Capital Stock or other Equity Interests); MINUS

                  (f) cash payments made during such fiscal year which were not deducted in determining Net Income for such fiscal year that will in a subsequent fiscal year become a non-cash charge deducted in determining Net Income for such subsequent fiscal year; MINUS

                  (g) the aggregate principal amount of Funded Indebtedness repaid or prepaid by Holdings and its Restricted Subsidiaries during such period, excluding (i) Notes redeemed pursuant to SECTION 2.04 and
         (ii) repayments, or prepayments or redemptions, of Funded Indebtedness financed by incurring other Funded Indebtedness.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FEDERAL" is used as an adjective with respect to the federal government of the United States.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Citicorp USA from three Federal funds brokers of recognized standing selected by it.

         "FINANCIAL OFFICER" of any Person means the chief financial officer, chief accounting officer, treasurer or controller of such Person.

         "FOREIGN SUBSIDIARY" means any Subsidiary organized under the laws of any country other than the United States, a State thereof or the District of Columbia.

         "FORM 10-K" means Holdings' Annual Report on Form 10-K for the year ended December31, 2000, as filed with the Securities and Exchange Commission.

         "FRANCHISE" means a franchise, license, authorization or right by contract or otherwise to construct, own, operate, promote and/or extend any Telecommunications Asset operated or to be operated by Holdings or any of its Restricted Subsidiaries granted by any state, county, city, town, village or other local or state government authority. The term "Franchise" shall include each of the Franchises set forth on SCHEDULE 4.01(U) hereto.

         "FUNDED INDEBTEDNESS" means, as of any date, the sum (for Holdings and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP), of the sum of (a) all Indebtedness for borrowed money of Holdings and its Restricted Subsidiaries which by its terms matures more than one year after such date, and any such Indebtedness for borrowed money maturing within one year from such date which is renewable or extendible at the option of the obligor to a date more than one year from such date PLUS (b) the Imputed Principal Amount of all Preferred Stock outstanding on such date.

         "GAAP" means generally accepted accounting principles in the United States.

         "GOVERNMENTAL AUTHORITY" means any national, Federal, state, provincial, territorial, municipal, regional, local or foreign judicial, administrative or governmental agency, board, authority, instrumentality or other law, regulatory or rule-making body.

         "GUARANTEE" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "GUARANTORS" has the meaning specified in the Holdings Notes Agreement.

         "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "HEDGING AGREEMENT" means any Interest Rate Protection Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "HOLDER AFFILIATE" means (a) with respect to any Holder, (i) an Affiliate of such Holder or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in debt securities, loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Holder or an Affiliate of such Holder and (b) with respect to any Holder that is a fund which invests in debt securities, loans and similar extensions of credit, any other fund that invests in debt securities, loans and similar extensions of credit and is managed by the same investment advisor as such Holder or by an Affiliate of such investment advisor.

         "HOLDERS" means the Purchasers and each Eligible Institution that becomes a party hereto as a "Holder" pursuant to SECTION 10.09.

         "HOLDINGS" means Metromedia Fiber Network, Inc., a Delaware corporation.

         "HOLDINGS CONVERTIBLE DEBT OR EQUITY" has the meaning specified in CLAUSE (J) of SECTION 3.01.

         "HOLDINGS CONVERTIBLE DEBT OR EQUITY DOCUMENTS" means the agreements and documents evidencing or governing the Convertible Debt or Equity.

         "HOLDINGS NOTES" means the "Notes" as such term is defined in the Holdings Notes Agreement.

         "HOLDINGS NOTES AGENT" means the "Administrative Agent" as such term is defined in the Holdings Notes Agreement.

         "HOLDINGS NOTES AGREEMENT" means that certain Note and Guarantee Agreement dated as of September 6, 2001 among Holdings, each of the "Guarantors" party thereto, Citicorp USA, Inc. as administrative agent, and the purchasers identified therein relating to the issuance by Holdings of notes in the aggregate principal amount of $150,000,000.

         "HOLDINGS NOTES DOCUMENTS" means the "Note Documents" as such term is defined in each of the Holdings Notes Agreement.

         "HOLDINGS NOTES HOLDERS" means the "Holders" as such term is defined in the Holdings Notes Agreement.

         "HOLDINGS NOTES MATURITY DATE" means the "Maturity Date" as such term is defined in the Holdings Notes Agreement.

         "HOLDINGS SENIOR NOTES" means (a) the $650,000,000 10% Senior Notes due 2008 issued by Holdings pursuant to an Indenture dated as of November 25, 1998 and (b) the $750,000,000 10% Senior Notes due 2009 and the _ 250,000,000 10%
Senior Notes due 2009, both issued by Holdings pursuant to an Indenture dated as of November 17, 1999.

         "HOLDINGS SUBORDINATED NOTES" means the$975,281,000 6.15% Convertible Subordinated Notes due 2010 issued by Holdings pursuant to an Indenture dated as of March 6, 2000.

         "IMPUTED PRINCIPAL AMOUNT" means, with respect to any class of Preferred Stock, the maximum amount that could be payable upon mandatory redemption or repurchase of such Preferred Stock or, if no mandatory redemption or repurchase is applicable, the greater of the issue price or liquidation preference of such Preferred Stock.

         "INDEBTEDNESS" of any Person means, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person; (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business); (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (f) all Guarantees by such Person of Indebtedness of others; (g) all Capital Lease Obligations of such Person; (h) all net payment obligations of such Person in respect of Interest Rate Protection Agreements and other Hedging

Agreements; and (i) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

         "INDEMNIFIED PARTY" means the Administrative Agent, each Holder and each of their respective Affiliates and their officers, partners, directors, employees, agents and advisors.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any Holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "INTERCREDITOR AGREEMENT" means an Intercreditor Agreement substantially in the form of EXHIBIT B-2 among the Issuer, the Administrative Agent, Nortel Networks and the Holdings Note Agent.

         "INTEREST EXPENSE COVERAGE RATIO" means, as at any date, the ratio of
(a) Adjusted EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) Cash Interest Expense for such period.

         "INTEREST PAYMENT DATE" has the meaning specified in SECTION 2.04.

         "INTEREST RATE PROTECTION AGREEMENT" means any interest rate swap, cap or other agreement satisfactory to the Administrative Agent entered into by the Issuer that is designed to protect Holdings or any of its Subsidiaries against fluctuations in interest rates and not for speculation.

         "INVESTMENT" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

         "INVESTMENT COMPANY ACT" means the United States Investment Company Act of 1940, as amended.

         "ISSUER" has the meaning specified in the recital of the parties to this Agreement.

         "JUNIOR INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT" has the meaning specified in the Holdings Notes Agreement.

         "JUNIOR SECURITY DOCUMENTS" has the meaning specified in the Holdings Notes Agreement and includes, without limitation, the Security Documents.

         "LICENSES" means all licenses, writs, permits, approvals, authorizations, consents, orders, certificates, waivers, franchises and registrations now existing or hereafter granted to or in favor of Holdings or any Restricted Subsidiary by any Government Authority including the licenses described in SCHEDULE 4.01(T).

         "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor and any mortgage, easement, right of way or other encumbrance on title to real property.

         "MARGIN STOCK" has the meaning specified in Regulations T, U and X.

         "MASTER PURCHASE AGREEMENT" means, collectively, (a) that certain Network Products Purchase Agreement between Nortel Networks and the Issuer executed May 29, 1998 by Nortel Networks and May 26, 1998 by the Issuer, and (b) that certain Optera Metro Purchase Agreement dated as of May 4, 2000, between Nortel Networks and the Issuer.

         "MATERIAL ADVERSE EFFECT" means (a) a materially adverse effect on the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities or Material Agreements of Holdings and its Restricted Subsidiaries, taken as a whole, or Issuer and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Issuer to perform its obligations under the Basic Documents, or (c) a material impairment of the rights of or benefits available to the Administrative Agent or the Holders under the Note Documents.

         "MATERIAL AGREEMENT" means, collectively, (a) the Holdings Senior Notes and the Holdings Subordinated Notes (and any indenture relating thereto), (b) the Note Documents, (c) the Vendor Agreements, (d) the Verizon Agreement and the Verizon Debt Agreement, (e) any agreement with a vendor or contractor pursuant to which Holdings reasonably anticipates that Holdings and its Subsidiaries will purchase in the aggregate more than $50,000,000 of equipment or construction services, (f) any agreement providing for the sale or lease of fiber by Holdings or any Restricted Subsidiary for aggregate consideration of $50,000,000 or more,
(g) the Holdings Convertible Debt or Equity Documents, (h) the Holdings Notes Documents, and (i) the other agreements listed in SCHEDULE 4.01(K)

         "MATERIAL INDEBTEDNESS" means Indebtedness (excluding any obligations under the Note Documents but including obligations in respect of Hedging Agreements), of Holdings or any of its Restricted Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

         "MATURITY DATE" means the earlier to occur of (a) March 15, 2007 or (b) the date that is six months after the "Maturity Date" as such term is defined in the Holdings Notes Agreement as such agreement is in effect on the Closing Date.

         "MAXIMUM RATE" means, with respect to any Purchaser, the maximum non-usurious interest rate or an amount computed in reference to such rate (as applicable), if any, that any time or from time to time may be contracted for, taken, reserved, charged or received with respect to the particular Obligations as to which such rate is to be determined, payable to such Purchaser pursuant to this Agreement or any other Note Document, under laws applicable to such Purchaser which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges in respect of the Note Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Purchaser at the time of such change in the Maximum Rate.

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NET AVAILABLE PROCEEDS" means:

                  (a) In the case of any Asset Sale, the aggregate amount of all cash payments as and when received by Holdings and its Restricted Subsidiaries directly or indirectly in connection with such Asset Sale; PROVIDED that:

                           (i) such Net Available Proceeds shall be net of (A)
                  the amount of any legal, title and recording tax expenses, commissions and other reasonable fees and expenses (including reasonable expenses of preparing the relevant property for sale) paid by Holdings and its Restricted Subsidiaries in connection with such Asset Sale, (B) any foreign, Federal, state and local income or other taxes estimated in good faith to be payable by Holdings and its Restricted Subsidiaries as a result of such Asset Sale and (C) the aggregate amount of reserves taken by Holdings and its Restricted Subsidiaries in accordance with GAAP against indemnification obligations incurred by them in connection with such Asset Sale; and

                           (ii) such Net Available Proceeds shall be net of any
                  repayments of Indebtedness by Holdings and its Restricted Subsidiaries to the extent that such Indebtedness is secured by a Lien (other than a Lien under, or subject to the provisions of, the Junior Security Documents) on the property that is the subject of such Asset Sale; and

                  (b) In the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation or expropriation awards and other compensation received by Holdings and its Restricted Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by them in connection therewith, (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on the property suffering such Casualty Event and any foreign, Federal, state and local income or other taxes estimated in good faith to be payable by Holdings and its Restricted Subsidiaries as a result of such Casualty Event and
         (iii) amounts promptly (and in any case within 10 days) applied to or set aside for the repair or replacement of the property suffering such Casualty Event.

         "NET INCOME" means, for any period, the sum (for Holdings and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP) of the net income or loss of Holdings and its Restricted Subsidiaries for such period; PROVIDED that there shall be excluded
(a) the income or loss attributable to any entity not constituting a Subsidiary in which Holdings owns an Equity Interest, (b) the portion of the income or loss of any Restricted Subsidiary attributable to the Equity Interest held by any other Person (other than Holdings and its Restricted Subsidiaries or any director holding qualifying shares in compliance with applicable law), (c) the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings or any of its Restricted Subsidiaries or the date that such Person's assets are acquired by Holdings or any of its Restricted Subsidiaries, (d) the income or loss attributable to a Foreign Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary is not at the last day of such period permitted without prior governmental approval (that has not been obtained) or, directly or indirectly by operation of the terms of its charter or any agreement, instrument, order or decree to which such Subsidiary or its equity holders are subject and (e) the net income attributable to a Foreign Subsidiary not subject to the foregoing CLAUSE (D) shall be determined net of any income or other taxes that would be payable in respect of any dividend or distribution made by such Foreign Subsidiary.

         "NET TANGIBLE ASSETS" means, as at any date, (a) the aggregate assets as at said dates of Holdings and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP minus (b) the aggregate intangible assets as at said date of Holdings and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "NETWORK" means the Issuer's integrated communications network for the provision of high speed data and voice services.

         "NORTEL NETWORKS" means Nortel Networks Inc., a Delaware corporation.

         "NOTE" has the meaning specified in SECTION 2.01.

         "NOTE DOCUMENTS" means, collectively, this Agreement, the Security Documents and the Warrant Documents.

         "OBLIGATIONS" means the Indebtedness of the Issuer evidenced by the Notes, and all other monetary indebtedness, liabilities and/or obligations of the Issuer under the Note Documents.

         "OBLIGORS" has the meaning specified in the Holdings Notes Agreement.

         "OTHER DEBT AGREEMENTS" means, collectively, (a) the Holdings Senior Notes and the Holdings Subordinated Notes (and any indenture relating thereto),
(b) the Holdings Notes Documents, (c) the Vendor Agreements, (d) the Verizon Agreement and Verizon Debt Agreement, and (e) the Holdings Convertible Debt or Equity Documents.

         "OTHER TAXES" has the meaning specified in SECTION 2.07(B).

         "PAYMENT DATE" means any Interest Payment Date and the Maturity Date.

         "PAYMENT OFFICE" means, with respect to any Holder, the office of such Holder specified as its "Payment Office" in the Administrative Questionnaire of such Holder or in the Transfer and Acceptance pursuant to which it became a Holder, or such other office of such Holder as such Holder may from time to time specify to the Administrative Agent.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERMITTED HOLDER" means Metromedia Company, a Delaware general partnership, its general partners and their respective Related Persons and Persons that would constitute a Class B Permitted Holder as defined in Holdings' Amended and Restated Certificate of Incorporation.

         "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Holdings or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Holdings or any Restricted Subsidiary (other than intercompany Indebtedness), PROVIDED that:

                  (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount outstanding of (or accreted value, if applicable), PLUS accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (PLUS the amount of reasonable expenses incurred in connection therewith);

                  (b) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the Maturity Date and is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (d) such Indebtedness is incurred either by Holdings or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and is not Guaranteed directly or indirectly by any Restricted Subsidiary of Holdings that has not Guaranteed the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "PERSON" means any individual, corporation (including a business trust), company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

         "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Issuer or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "POST-DEFAULT RATE" means a rate per annum equal to the lesser of (a) the interest rate otherwise applicable PLUS 3% or (b) the Maximum Rate.

         "PREFERRED STOCK" means any preferred stock issued by Holdings after the date hereof so long as the same does not constitute Disqualified Stock.

         "PRIVATE LICENSES" means an license, agreement, lease, authorization or right by contract entered into with, or granted by, a non-governmental Person in connection with the construction, ownership or operation by Holdings or any of its Restricted Subsidiaries of Telecommunications Assets, including, but not limited to easements, right-of-way agreements, tunnel duct lease agreements, indefeasible right of use agreements, transmission attachment licenses, underground license agreements and pole, conduit and/or trench license agreements.

         "PRO FORMA DEBT SERVICE COVERAGE RATIO" means, as at any date, the ratio of (a) Adjusted EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) Debt Service for the period of four fiscal quarters immediately following the period referred to in the foregoing CLAUSE (A).

         "PRO RATA SHARE" of any amount means, with respect to any Holder at any time, the product of (a) a fraction the numerator of which is the amount of such Holder's Commitment or Notes, as the case may be, and the denominator of which is the aggregate Commitment or Notes, as the case may be, at such time, MULTIPLIED BY (b) such amount.

         "PURCHASE PRICE" means with respect to any Acquisition, an amount equal to the sum of (a) the aggregate consideration, whether cash, property or securities (including any Indebtedness permitted by CLAUSES (V) or (X) of SECTION 6.01(A), or CLAUSES (IV) or (VIII) of 6.01(B), issued by the respective seller and the fair market value of any property being transferred by Holdings or any Restricted Subsidiary in exchange for the property being acquired in such Acquisition), paid or delivered by Holdings and its Restricted Subsidiaries in connection with such Acquisition PLUS (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of Holdings and its Restricted Subsidiaries after giving effect to such Acquisition.

         "PURCHASER" has the meaning specified in the recitals of the parties to this Agreement.

         "QUARTERLY DATES" means March 31, June 30, September 30 and December 31 in each year, the first of which shall be the first such day after the date hereof, PROVIDED that, if any such day is not a Business Day, the relevant Quarterly Date shall be the immediately preceding Business Day.

         "REGISTER" has the meaning specified in SECTION 10.09(C).

         "REGULATION T", "REGULATION U" and "REGULATION X" mean Regulations T, U and X of the Board of Governors of the Federal Reserve System, respectively, as in effect from time to time.

         "RELATED PERSON" means any Person who controls, is controlled by or is under common control with a Permitted Holder; PROVIDED, that for purposes of this definition, "control" means the beneficial ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable, of a Person.

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata

         "REQUIRED HOLDERS" means at any time Holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any Obligor or any of their respective Affiliates), or if no Notes are outstanding, Holders holding more than 50% of the Commitments; PROVIDED that, for purposes hereof, none of the Obligors, nor any of their Affiliates, shall (unless expressly consented by each other Holder) be deemed to be "Holders" for purposes of this definition.

         "REQUIRED SUPERMAJORITY HOLDERS" means at any time Holders of 80% or more in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any Obligor or any of their respective Affiliates), or if no Notes are outstanding, Holders holding 80% or more of the Commitments; PROVIDED that, for purposes hereof, none of the Obligors, nor any of their Affiliates, shall (unless expressly consented to by each other Holder) be deemed to be "Holders" for purposes of this definition.

         "RESPONSIBLE OFFICER" means any officer of the Issuer or Holdings (including any Financial Officer of the Issuer or Holdings).

         "RESTRICTED PAYMENT" has the meaning specified in SECTION 6.07.

         "RESTRICTED SUBSIDIARY" has the meaning specified in the Holdings Notes Agreement, and includes, without limitation, the Issuer.

         "REVENUES" means, for any period, the revenue for Holdings and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP.

         "SECURED PARTIES" means, collectively, the parties so designated in the Security Agreement.

         "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

         "SECURITY AGREEMENT" means a Security Agreement substantially in the form of EXHIBIT B-1 between the Issuer and the Administrative Agent.

         "SECURITY DOCUMENTS" means the Intercreditor Agreement, the Security Agreement and any agreement, instrument or other document now or hereafter executed by the Issuer or any other Obligor (whether pursuant to SECTION 5.04 or otherwise) to Guarantee or secure any of the Obligations, including all Uniform Commercial Code and similar financing statements required by this Agreement or any of the other Note Documents to be filed with respect to the security interests in personal property created pursuant thereto.

         "SENIOR SECURITY AGREEMENT" has the meaning specified in the Holdings Notes Agreement.

         "SENIOR SECURITY DOCUMENTS" has the meaning specified in the Holdings Notes Agreement.

         "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person on a going concern basis is not less than the amount that will be required to pay the probable liability of such Person on its Indebtedness as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur Indebtedness or liabilities beyond such Person's ability to pay as such Indebtedness and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital. The portion of contingent liabilities of any Person at any time that shall be included for purposes of the above determinations shall be the amount of such contingent liabilities that, in light of all facts and circumstances existing at such time, could reasonably be expected to become actual matured liabilities of such Person.

         "STANDARD & POOR'S" means Standard & Poor's, a division of The McGraw-Hill Companies, and its successors.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness (a) for which Holdings is directly and primarily liable, (b) in respect of which none of its Restricted Subsidiaries is contingently or otherwise obligated and (c) that is subordinated to the obligations of Holdings to pay principal of and interest on the Holdings Notes on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the "Required Holders" as such term is defined in the Holdings Notes Agreement.

         "SUBSIDIARY" means, with respect to any Person (herein referred to as the "PARENT"), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held directly or indirectly by the parent. Except as the context shall otherwise require, all references to "Subsidiaries" in this Agreement shall be deemed to be references to Subsidiaries of the Issuer.

         "TAX INDEMNITEE" means each Holder and the Administrative Agent.

         "TAXES" has the meaning specified in SECTION 2.06(A).

         "TELECOMMUNICATIONS ASSETS" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business and all Equity Interests of a Person engaged entirely or substantially entirely in a Telecommunications Business.

         "TELECOMMUNICATIONS BUSINESS" means the business of (a) transmitting, or providing services relating to the transmission of voice, video or data through owned or leased terrestrial or submarine transmission facilities, (b) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (c) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in the foregoing CLAUSE (A) or
(B), PROVIDED that the determination of what constitutes a Telecommunications Business shall be made in good faith by the board of directors of Holdings (or an authorized committee thereof).

         "TOTAL CAPITAL" means, as at any date, the sum of Funded Indebtedness and Contributed Capital on such date.

         "TOTAL INDEBTEDNESS" means, at any date, the sum of all Indebtedness of Holdings and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) at such time, PROVIDED, HOWEVER, that there shall be excluded any Indebtedness arising in respect of any Hedging Agreement.

         "TOTAL LEVERAGE RATIO" means, as at any date, the ratio of (a) Total Indebtedness as at such date to (b) Adjusted EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date.

         "TOTAL SENIOR INDEBTEDNESS" means, as at any date, Total Indebtedness (excluding, however, any Subordinated Indebtedness and any Indebtedness that is not secured) as at such date.

         "TOTAL SENIOR LEVERAGE RATIO" means, as at any date, the ratio of (a) Total Senior Indebtedness as at such date to (b) Adjusted EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date.

         "TRANSACTIONS" means the transactions contemplated by this Agreement and the other Basic Documents (including the execution, delivery and performance by the Issuer of the Basic Documents, the incurrence of liabilities by the Issuer under the Basic Documents and the issuance of the Notes hereunder).

         "TRANSFER AND ACCEPTANCE" means a transfer and acceptance entered into by a Holder and an Eligible Institution, and accepted by the Administrative Agent, in accordance with SECTION 10.09 and in substantially the form of EXHIBIT D.

         "UNITED STATES" or "U.S." means the United States of America.

         "UNRESTRICTED SUBSIDIARY" has the meaning specified in the Holdings Notes Agreement.

         "VENDOR" means Nortel Networks and each vendor or contractor party to a Vendor Agreement.

         "VENDOR AGREEMENT" means, in the case of any vendor or contractor, the agreements and other instruments entered into pursuant to SECTION 3.01(L) between such vendor or contractor and an Obligor providing for the incurrence of a deferred payment obligation by such Obligor to such Vendor in whole or partial satisfaction of Vendor Obligations of such Obligor to such vendor or contractor.

         "VENDOR GUARANTEE INDEBTEDNESS" means Indebtedness of Holdings in respect of a Guarantee by it of Vendor Obligations deferred pursuant to any Vendor Agreement.

         "VENDOR OBLIGATIONS" means indebtedness due from an Obligor to a Vendor.

         "VERIZON AGREEMENT" means the Fiber Optics Private Network Agreement dated as of October 7, 1999 between Bell Atlantic Global Networks and the Issuer.

         "VERIZON DEBT AGREEMENT" means the agreements or other instruments entered into pursuant to SECTION 3.01(K) between Verizon, Inc. (or an Affiliate thereof) and the Issuer.

         "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "WARRANT AGREEMENT" means a Warrant Agreement substantially in the form of EXHIBIT E between Holdings and Nortel Networks; PROVIDED, HOWEVER, that both the number of shares of Capital Stock of Holdings subject to the Warrant Agreement and the exercise price with respect to the warrants issued pursuant to the Warrant Agreement shall be satisfactory to Nortel Networks.

         "WARRANT DOCUMENTS" means the Warrant Agreement, the warrants issued thereunder, the voting agreement referred to in SECTION 3.01(M) and the other agreements, instruments and documents executed and delivered pursuant to the Warrant Agreement.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or any Attributable Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the due date for the making of such payment by (b) the then outstanding principal amount of such Indebtedness or Attributable Indebtedness.

         "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. A "WHOLLY OWNED RESTRICTED SUBSIDIARY" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

         "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         "WORKING CAPITAL" means, as at such date, for Holdings and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) (a) current assets (excluding cash and cash equivalents) MINUS (b) current liabilities (excluding the current portion of long term debt and of any installments of principal payable hereunder).

         SECTION 1.2. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding".

         SECTION 1.3. ACCOUNTING TERMS; CHANGES IN GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time. If the Issuer notifies the Administrative Agent that the Issuer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Issuer that the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

         SECTION 1.4. EXTENDED MEANINGS. Words importing the singular number only shall include the plural and VICE VERSA, and words importing any gender shall include all genders. The term "including" means "including without limitation".

         SECTION 1.5. REFERENCES TO ADMINISTRATIVE AGENT, PURCHASERS OR HOLDERS. Any reference in this Agreement to the Administrative Agent or a Holder shall be construed so as to include its permitted successors, transfers or assigns hereunder in accordance with their respective interests.

         SECTION 1.6. CONFLICT WITH SECURITY DOCUMENTS. In the event that there is a conflict or inconsistency between any provision of any of the Security Documents and this Agreement, the provisions of this Agreement shall prevail.
Section 1.1.

         SECTION 1.7. NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due or any action to be taken hereunder shall be stated to be required to be taken on a day other than a Business Day, such payment shall be made or such action shall be taken on the next succeeding Business Day and, in the case of the payment of any monetary amount, the extension of time shall be included for the purposes of computation of interest or fees thereon.

         SECTION 1.8. REFERENCES TO TIME OF DAY. Except as otherwise specified herein, a time of day shall be construed as a reference to New York, New York time.

         SECTION 1.9. SEVERABILITY. In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

         SECTION 1.10. REFERENCES TO STATUTES. Except as otherwise provided herein, any reference in this Agreement to a statute shall be construed to be a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted.

         SECTION 1.11. REFERENCES TO AGREEMENTS. Except as otherwise provided herein, any reference herein to this Agreement, any other Note Document or any other agreement or document shall be construed to be a reference to this Agreement, such Note Document or such other agreement or document, as the case may be, as the same may have been, or may from time to time be, amended, varied, novated or supplemented.

                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE NOTES

         SECTION 1.12. THE NOTES.

         (a) AUTHORIZATION OF THE NOTES. The Issuer will authorize the issue and sale of $231,036,842.00 aggregate principal amount of its term notes (the "NOTES"). As used herein, the term "NOTES" includes all notes originally issued pursuant to this Agreement and any notes issued in substitution therefor pursuant to SECTION 10.09.

         (b) SALE AND PURCHASE OF NOTES. Subject to the terms and conditions of this Agreement, on the Closing Date (as provided for in SECTION 2.01(E)), the Issuer will issue and sell to each Purchaser, and each Purchaser will purchase from the Issuer, a Note in the principal amount specified opposite such Purchaser's name in SCHEDULE 2.01 at the purchase price of 100% of the principal amount thereof.

         (c) USE OF PROCEEDS. All of the proceeds of the Notes shall be used to repay indebtedness or other amounts due and owing by the Issuer to Nortel Networks under the Master Purchase Agreement in an amount equal to the principal amount of the Notes. Subject to the terms and conditions of this Agreement, on the Closing Date, Nortel Networks, as the sole Purchaser as of the Closing Date, shall be deemed to have fully paid the Issuer for the Note issued to Nortel Networks for all purposes of SECTION 2.01(B) and for all other purposes of this Agreement by virtue of Nortel Networks having given a credit to the Issuer in the aggregate amount of $231,036,842.00 against indebtedness or other amounts which are due and owing as of the effective date of this Agreement by the Issuer to Nortel Networks under the Master Purchase Agreement. Such payment and credit shall be deemed to have been given on the Closing Date concurrently with the effectiveness of this Agreement. No cash advances shall be made to the Issuer as consideration for or otherwise in connection with the issuance of the Notes.

         (d) NO RESPONSIBILITY TO THIRD PARTIES. Neither the Administrative Agent nor any Purchaser shall have any responsibility as to the application or use of any of the proceeds of any Note.

         (e) THE CLOSING DATE PROCEEDINGS. The sale and purchase of the Note to be purchased by each Purchaser shall occur at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005 on the Closing Date. On the Closing Date, the Issuer will deliver to each Purchaser the Note to be purchased by such Purchaser in the form of a single Note dated the Closing Date and registered in such Purchaser's name (or the name of such Purchaser's nominee). If, on the Closing Date, the Issuer shall fail to tender any such Note to any Purchaser as provided in this SECTION 2.01(E), or any of the conditions specified in ARTICLE III shall not have been fulfilled to such Purchaser's satisfaction, the Purchasers shall be relieved, as a whole, of all further obligations under this Agreement, without thereby waiving any rights the Purchasers may have by reason of such failure or such nonfulfillment.

         SECTION 1.13. REPAYMENT.

         (a) NOTES. The Issuer hereby promises to pay to the Administrative Agent for the account of the each Holder the outstanding principal amount of the Notes on the Maturity Date.

         (b) PAYMENTS TO INCLUDE ACCRUED INTEREST. All repayments of principal under this SECTION 2.02 shall be made together with interest accrued to the date of such repayment on the principal amount repaid.

         SECTION 1.14. REDEMPTIONS; ETC.

         (a) OPTIONAL REDEMPTIONS. Subject to the proviso below, the Issuer may, upon notice given on or before the date of redemption to the Administrative Agent (which notice shall state the proposed date and aggregate principal amount of the redemption), and if such notice is given the Issuer shall, redeem the outstanding principal amount of the Notes issued to it under this Agreement at the redemption prices (expressed as percentages of the principal amounts of the Notes) set forth in CLAUSE (IV) below in the aggregate amount and on the date specified in such notice, together with accrued interest to the date of such redemption on the principal amount prepaid; PROVIDED that (i) the Issuer may not redeem the Notes without the prior written consent of the Holders at any time prior to November 15, 2003, (ii) each partial redemption shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such notice shall be made on the relevant day not later than 12:00 noon, and (iv) the redemption prices required to be paid by the Issuer (expressed as percentages of the principal amounts of the Notes) to effectuate any such redemption made during any period shall be as specified in the table below opposite such period:

         PERIOD                                           PERCENTAGE
         ------                                           ----------
         From and including November 15, 2003
            to and including November 14, 2004            102.00%

         From and including November 15, 2004
            and at all times thereafter                   100.00%

         (b) MANDATORY REDEMPTIONS.

                  (i) ASSET SALES. Concurrently with the consummation of any Asset Sale after the date hereof (after obtaining any necessary consent of the Required Holders, to the extent such Asset Sale is not permitted under SECTION 6.06), and promptly but in any event not later than the third Business Day following the receipt by Holdings or any Restricted Subsidiary of any Net Available Proceeds of such Asset Sale received after such consummation, the Issuer shall redeem the Notes in an aggregate amount equal to the Net Available Proceeds of such Asset Sale; PROVIDED that no redemption of Notes shall be required pursuant to this CLAUSE (I) with respect to an amount equal to 100% (50% for any such Asset Sale that occurs prior to the demonstration by Holdings of compliance with the provisions of SECTION 6.13 as at the end of and for the fiscal quarter ending March 31, 2003) of the Net Available Proceeds (such percentage of such Net Available Proceeds being herein called the "APPLICABLE NET AVAILABLE PROCEEDS") of any Asset Sale to the extent such Applicable Net Available Proceeds are reinvested in Telecommunications Assets to be acquired by the Issuer or an Obligor (but not by any Subsidiary of an Obligor that is not an Obligor) within 360 days of the date of such Asset Sale and, pending such reinvestment, such Applicable Net Available Proceeds to the extent arising out of an Asset Sale by an Obligor are either:

                           (A) deposited with the Administrative Agent and held
                  as Collateral for the obligations of the Issuer hereunder (it being understood that any interest or earnings realized upon such Collateral during the period of such deposit shall not increase the required amount of the redemption hereunder required of the Issuer), PROVIDED that nothing herein shall be deemed to require the Administrative Agent to release any such proceeds or interest after the occurrence and during the continuance of an Event of Default, or

                           (B) applied by the Issuer to the redemption of Notes
                  (in which event the Issuer agrees to advise the Administrative Agent in writing at the time of such redemption of Notes that such redemption is being made from the proceeds of an Asset
                  Sale);

PROVIDED, FURTHER, that, with respect to any Asset Sale made by the Issuer, the Issuer shall be the entity required to reinvest the Applicable Net Available Proceeds for purposes of the initial proviso in CLAUSE (I) above.

                  (ii) CASUALTY EVENTS. Promptly but in any event not later than the third Business Day following the receipt by Holdings or any Restricted Subsidiary of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of Holdings or any Restricted Subsidiary after the date hereof, the Issuer shall redeem the Notes in an aggregate amount equal to the Net Available Proceeds of such Casualty Event; PROVIDED that no redemption of Notes shall be required pursuant to this CLAUSE (II) to the extent such Net Available Proceeds are reinvested in the repair, restoration or replacement of such property or invested in Telecommunications Assets to be acquired by Holdings or any of its Restricted Subsidiaries within 360 days of the date of such receipt and, pending such reinvestment, such Net Available Proceeds are either (A) deposited with the Administrative Agent and held as collateral for the obligations of the Issuer hereunder (PROVIDED that nothing herein shall be deemed to require the Administrative Agent to release any such proceeds after the occurrence and during the continuance of an Event of Default) or (B) applied by the Issuer to the redemption of Notes hereunder (in which event the Issuer agrees to advise the Administrative Agent in writing at the time of such redemption of Notes that such redemption is being made from the proceeds of a Casualty Event). Nothing in the immediately preceding sentence shall be deemed to limit any obligation of the Issuer pursuant to any of the Security Documents to remit to a collateral or similar account maintained by the Administrative Agent or the Holdings Notes Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

                  (iii) EXCESS CASH FLOW. Not later than 90 days following the last day of any fiscal year ending on or after December 31, 2004 (but only if, on the last day of such fiscal year the Total Leverage Ratio exceeds 3.50 to 1.00), the Issuer shall redeem the Notes, in an aggregate amount, if any, equal to 50% of Excess Cash Flow for such fiscal year.

                  (iv) EXCEPTION REGARDING CERTAIN MANDATORY REDEMPTIONS. Notwithstanding anything to the contrary contained in this SECTION 2.03(A), the Issuer shall not be obligated to redeem any Notes as provided in CLAUSE (I), (II) and (III) of this SECTION 2.03(A) above unless and until the Holdings Notes have been paid in full.

                  (v) CERTAIN ACTIONS. Notwithstanding anything to the contrary contained in this Agreement, the Issuer shall redeem the Notes in full concurrently with (A) the occurrence of any Change of Control, (B) any sale, transfer or other disposition of the Network or any material portion thereof, or (C) any noncompliance with SECTION 6.06(A).

         (c) TERMS APPLICABLE TO ALL REDEMPTIONS. All redemptions of Notes under this SECTION 2.03 shall be made together with accrued interest to the date of such redemption on the principal amount prepaid. Each redemption of Notes under this SECTION 2.03 shall be made for the account of the relevant Holders according to their respective Pro Rata Shares of the principal amount of the Notes then outstanding under this Agreement.

         (d) COLLATERAL ACCOUNTS. In the event Net Available Proceeds from more than one Asset Sale or Casualty Event are deposited with the Administrative Agent and held as Collateral or applied to the redemption of Notes as provided in SECTION 2.03(C)(I) or SECTION 2.03(C)(II) above, such Net Available Proceeds shall be deemed to be released in the same order in which such Asset Sales occurred or the insurance, condemnation award or other compensation in respect of such Casualty Events were received and, accordingly, any such Net Available Proceeds so held for more than 360 days shall be forthwith (and in any event not later than the third Business Day following the end of such 360-day period) applied to the redemption of Notes.

         (e) MANDATORY TERMINATION OF COMMITMENTS. To the extent the Closing Date shall not have occurred on or prior to 3:00 p.m., September 28, 2001, the Commitments shall be automatically and permanently reduced to zero and this Agreement shall automatically terminate and be of no further force or effect (except to the extent provisions hereof are stated to survive such termination).

         (f) NO REINSTATEMENTS. Commitments once terminated may not be reinstated.

         SECTION 1.15. INTEREST.

         (a) ORDINARY INTEREST. The Issuer shall pay interest on the unpaid principal amount of each Note held by each Holder on each Quarterly Date (each date on which interest is due and payable being herein referred to as an "INTEREST PAYMENT DATE") from the date of such Note until such principal amount shall be paid in full, at a rate per annum equal to the lesser of (i) fourteen percent (14.00%) or (ii) the Maximum Rate.

         (b) POST-DEFAULT INTEREST. If an Event of Default shall have occurred and be continuing during any period, the Issuer shall, notwithstanding anything else in this Agreement to the contrary, pay to the Administrative Agent for the account of each Holder interest, during such period, at the applicable Post-Default Rate on any principal of any Note held by such Holder, and on any other amount whatsoever then due and payable by the Issuer hereunder to or for the account of such Holder, such interest to be payable from time to time on demand.

         SECTION 1.16. PAYMENTS AND COMPUTATIONS.

         (a) MANNER OF PAYMENT. The Issuer shall make each payment hereunder not later than 12:00 noon on the day when due in Dollars to the Administrative Agent at the Administrative Agent's Account in same day funds and without deduction, set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest under or in respect this Agreement (other than amounts payable pursuant to SECTION 2.06 or SECTION 10.04) to the relevant Holders for the account of their Payment Offices, and like funds relating to the payment of any other amount payable to any Holder to such Holder for the account of its Payment Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of a Transfer and Acceptance and recording of the information contained therein in the Register pursuant to SECTION 10.09(C), from and after the effective date of such Transfer and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest transferred thereby to the Holder transferee thereunder, and the parties to such Transfer and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) PRESUMPTIONS AS TO APPLICATION OF PAYMENTS. If the Administrative Agent receives funds for application to the obligations under the Note Documents under circumstances for which the Note Documents do not specify the Notes to which, or the manner in which, such funds are to be applied, and the Issuer has not otherwise directed how such funds are to be applied (which direction is consistent with the terms of the Note Documents), the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Holder ratably in accordance with such Holder's proportionate share of the principal amount of all outstanding Notes, in repayment or redemption of such of the outstanding Notes or other obligations owed to such Holder, as the Administrative Agent shall direct.

         (c) COMPUTATIONS. All computations of interest shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Administrative Agent of an interest rate hereunder made in accordance with the provisions of this Agreement shall be conclusive and binding for all purposes, absent manifest error.

         (d) PAYMENT ON NON-BUSINESS DAYS. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

         (e) PRESUMPTION BY ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from the Issuer prior to the date on which any payment is due to any Holder hereunder that the Issuer will not make such payment in full, the Administrative Agent may assume that the Issuer has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Holder on such due date an amount equal to the amount then due such Holder. If and to the extent the Issuer shall not have so made such payment in full to the Administrative Agent, each such Holder shall repay to the Administrative Agent forthwith on demand such amount distributed to such Holder together with interest thereon, for each day from the date such amount is distributed to such Holder until the date such Holder repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 1.17. TAXES.

         (a) PAYMENTS MADE FREE OF TAXES. Any and all payments by the Issuer hereunder shall be made, in accordance with SECTION 2.05, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Tax Indemnitee, income and franchise taxes imposed on or measured by net income of such Tax Indemnitee by a jurisdiction in which such Tax Indemnitee is organized or in which its principal office or Payment Office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Issuer shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Tax Indemnitee, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.06) such Tax Indemnitee receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Issuer shall make such deductions and (iii) the Issuer shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) OTHER TAXES. In addition, the Issuer agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made by it hereunder or from the execution, delivery or registration of this Agreement (hereinafter referred to as "OTHER TAXES").

         (c) INDEMNIFICATION. The Issuer will indemnify each Tax Indemnitee for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.06) paid by such Tax Indemnitee and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not correctly asserted. This indemnification shall be made within 30 days from such date such Tax Indemnitee makes written demand therefor and such Tax Indemnitee's determination that it is liable for such taxes shall be conclusive absent manifest error.

         (d) EVIDENCE OF PAYMENTS. Within 30 days after the date of any payment of Taxes, the Issuer making payment of Taxes will furnish to the Administrative Agent, at its address referred to in SECTION 10.02, appropriate evidence of payment thereof.

         (e) CERTAIN OBLIGATIONS OF NON-U.S. HOLDERS. Each Holder organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement (in the case of each Purchaser) and on the date of the Transfer and Acceptance pursuant to which it became a Holder (in the case of each other Holder), and from time to time thereafter if requested in writing by the Issuer or the Administrative Agent or promptly upon the occurrence of any event requiring a change in the last form delivered by such Holder (but, in each case, only so long as such Holder remains lawfully able to do so after the date such Holder becomes a Holder hereunder), provide the Administrative Agent and the Issuer with either (i) Internal Revenue Service form W8-BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Holder is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement and the Notes or certifying that the income receivable pursuant to this

Agreement and the Notes is effectively connected with the conduct of a trade or business in the United States or (ii) Internal Revenue Service form W-8, upon which the Issuer is entitled to rely, pursuant to Sections 881(c)(2)(B) or 871(h)(5) of the Code, or any successor form or statement prescribed by the Internal Revenue Service in order to establish that such Holder is entitled to treat the interest payments under this Agreement and the Notes as portfolio interest that is exempt from withholding tax under the Code, together with a certificate stating that such Holder is not described in Section 881(c)(3) of the Code.

         If the form provided by a Holder at the time such Holder first becomes a party to this Agreement indicates a United States interest withholding tax rate on payments of interest hereunder in excess of zero (or if the Holder cannot provide at such time such form because it is not entitled to reduced withholding under a treaty, the payments are not effectively connected income and the payments do not qualify as portfolio interest), withholding tax at such rate (or at the then existing U.S. statutory rate if the Holder cannot provide the form) shall be excluded from Taxes unless and until such Holder provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be excluded from Taxes for periods governed by such form; PROVIDED that, if at the date of the Transfer and Acceptance pursuant to which a Holder transferee becomes a party to this Agreement, the Holder transferor was entitled to payments under SUBSECTION (A) in respect of United States withholding tax with respect to amounts paid hereunder at such date, then, to the extent such tax results in liability for such payments, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States interest withholding tax, if any, applicable with respect to the Holder transferee on such date.

         (f) LIMITATION UPON INDEMNIFICATION OF NON-U.S. HOLDERS. For any period with respect to which a Holder has failed to provide the Issuer and the Administrative Agent with the appropriate form described in SECTION 2.06(E) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under CLAUSE (E) above), such Holder shall not be entitled to indemnification under CLAUSE (A) or CLAUSE (C) above with respect to Taxes imposed by the United States.

         (g) MITIGATION. Any Holder claiming any additional amounts payable pursuant to this SECTION 2.06 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Payment Office(s) if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Holder, be otherwise disadvantageous to such Holder.

         (h) SURVIVAL. Without prejudice to the survival of any other agreement of the Issuer hereunder, the agreements and obligations of the Issuer contained in this SECTION 2.06 shall survive the payment in full of principal and interest hereunder.

         SECTION 1.18. SHARING OF PAYMENTS, ETC. If any Holder shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the

Notes owing to it (including any such payments received through the exercise of remedies under any of the Security Documents, but excluding any payments pursuant to SECTION 10.04) in excess of its ratable share of payments on account of the Notes hereunder obtained by all Holders, such Holder shall forthwith purchase from the other Holders such participations in the Notes as shall be necessary to cause such purchasing Holder to share the excess payment ratably with each of the other Holders; PROVIDED that if all or any portion of such excess payment is thereafter recovered from such purchasing Holder, such purchase from each other Holder shall be rescinded and each other Holder shall repay to the purchasing Holder the purchase price to the extent of such recovery together with an amount equal to such Holder's ratable share (according to the proportion of (a) the amount of such Holder's required repayment to (b) the total amount so recovered from the purchasing Holder) of any interest or other amount paid or payable by the purchasing Holder in respect of the total amount so recovered. The Issuer agrees that any Holder so purchasing a participation from another Holder pursuant to this SECTION 2.07 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Holder were the direct creditor of the Issuer in the amount of such participation.

         SECTION 1.19. NO FORCE MAJEURE, DISPUTES. The Issuer's obligation to pay all amounts due under the Notes and the other Obligations shall not be affected by (a) any setoff, counterclaim, recoupment, deduction, abatement, suspension, diminution, reduction, defense or other right which the Issuer may have against Nortel Networks or any of its Affiliates for any reason whatsoever arising under or pursuant to the Master Purchase Agreement or otherwise relating to the purchase of goods or services from Nortel Networks or any of its Affiliates, (b) any defect in the condition, design, operation or fitness for use of, or any damage to or loss or destruction of, any equipment or material or service provided by Nortel Networks or any of its Affiliates, (c) any insolvency, bankruptcy, reorganization or similar proceedings by or against the Issuer or affecting any of its properties or assets, (d) any action of any Governmental Authority or any damage to or destruction of or any taking of the Issuer's properties or assets or any part thereof, (e) any change, waiver, extension, indulgence or failure to perform or comply with, or other action or omission with respect to, this Agreement or any other Note Documents (except for express written modifications to this Agreement or other Note Documents as and in the manner permitted under this Agreement or the other Note Documents), (f) any dissolution of the Issuer, (g) any inability or illegality with respect to the use or ownership of the Issuer's property or assets, (h) any failure to obtain, or expiration, suspension or other termination of, or interruption to, any required licenses, permits, consents, authorizations, approvals or other legal requirements, (i) the invalidity or unenforceability of any of the Note Documents or any other infirmity therein or any lack of power or authority of the Administrative Agent, any Purchaser or the Issuer, or (j) any other event or circumstance whatsoever, whether or not similar to any of the foregoing and whether or not the Issuer shall have notice or knowledge of any of the foregoing, it being the intention of the Administrative Agent and the Purchasers and the Issuer that the Obligations of the Issuer under the Note Documents shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless the requirements to pay or perform the same shall have been terminated pursuant to an express provision thereof.

                                   ARTICLE III

                              CONDITIONS OF CLOSING

         SECTION 1.20. ISSUANCE. The obligation of any Purchaser to purchase and pay for the Note to be sold to such Purchaser on the Closing Date is subject to the condition precedent that the Administrative Agent shall have received the following in form and substance satisfactory to it (except if and to the extent that the Administrative Agent may have waived compliance with any such condition precedent at any time):

         (a) EXECUTED COUNTERPARTS. This Agreement, the Warrant Agreement, the Security Agreement, the Intercreditor Agreement and such other Security Documents as the Administrative Agent shall have requested be executed and delivered pursuant to SECTION 5.04, in each case duly executed by each of the intended parties thereto, together with:

                  (i) such appropriately completed and duly executed copies of Uniform Commercial Code financing statements and other registrations as the Administrative Agent or any Purchaser shall have requested in order to perfect the Liens created by the Security Documents and covering the Collateral described therein; and

                  (ii) executed documents for recordation and filing of or with respect to such Security Documents that the Administrative Agent may reasonably request, the recordation or filing of which is necessary in order to perfect the Liens created thereby.

         (b) ORGANIZATIONAL DOCUMENTS, ETC. Such documents and certificates as the Administrative Agent shall have reasonably requested relating to the organization, existence and good standing of Holdings and the Issuer, the authorization of the Transactions and any other legal matters relating to Holdings and the Issuer, this Agreement, the other Note Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

         (c) FINANCIAL OFFICER'S CERTIFICATES. A certificate of a Financial Officer of the Issuer to the effect that:

                  (i) the representations and warranties contained in each Note Document are true and correct on and as of the Closing Date, before and after giving effect to the transactions contemplated hereby, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                  (ii) no event has occurred and is continuing that constitutes a Default or an Event of Default (including, without limitation, any Default or Event of Default arising out of a default under or in respect of the Other Debt Agreements); and

                  (iii) as of the Closing Date and following the issuances of the Notes and after giving effect to the application of the proceeds thereof and consummation of the Transactions and the other transactions contemplated by the Other Debt Documents, the Issuer is Solvent.

Such certificate shall also state that the financial projections and underlying assumptions upon which the conclusions set forth in such analysis in CLAUSE
(III) above were based are, on the Closing Date, fair and reasonable in the opinion of the Issuer and accurately computed and that the portion of contingent liabilities of the Issuer that have been included for purposes of the above determinations shall be the amount of such contingent liabilities that, in light of all facts and circumstances existing at such time, could reasonably be expected to become actual matured liabilities of the Issuer.

         (d) FINANCIAL STATEMENTS. The following financial statements with respect to Holdings and its Subsidiaries:

                  (i) the audited consolidated balance sheet of Holdings and its Subsidiaries (and, separately stated, of Holdings and its Restricted Subsidiaries), in each case as at December 31, 2000 and the related audited consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries (and, separately stated, of Holdings and its Restricted Subsidiaries), for the fiscal year ended on such date, with the opinion thereon of the Accountants,

                  (ii) the unaudited consolidated balance sheet of Holdings and its Subsidiaries (and, separately stated, of Holdings and its Restricted Subsidiaries), in each case as at March 31, 2001 and June 30, 2001 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries (and, separately stated, of Holdings and its Restricted Subsidiaries), for the three-month and six-month periods ended on said dates, and

                  (iii) Consolidating Financial Statements as at and for the fiscal year ended December 31, 2000,

in each case together with a certificate of a Financial Officer of Holdings to the effect that the financial statements referred to in CLAUSES (I), (II) and
(III) above accurately present the financial position, income, stockholders' equity and cash flows of Holdings and its Subsidiaries (or of Holdings and its Restricted Subsidiaries, as applicable) as of such date and period and, in the case of the financial statements referred to in CLAUSE (III) above, the respective revenues, gross margins and property, plant and equipment of the businesses covered thereby, as applicable.

         (e) FINANCIAL PROJECTIONS. Consolidated projected balance sheets and statements of income, stockholders' equity and cash flows of Holdings and its Restricted Subsidiaries, covering the period commencing on January 1, 2001 through March 31, 2007 (detailed by fiscal quarter through December 31, 2004).

         (f) INSURANCE. Evidence of the existence of all insurance required to be maintained by the Issuer hereunder, together with evidence that the Administrative Agent on behalf of the Secured Parties is an additional insured or loss payee (to the extent required under SECTION 5.09).

         (g) CONSENTS. Evidence of receipt of all governmental and third party consents and approvals (including each of the consents and approvals listed on SCHEDULE 4.01(E)) necessary in connection with this Agreement and the other Note Documents and the Other Debt Agreements and that the same remain in effect, including, without limitation, all consents and approvals of the holders of the Holdings Senior Notes and the Holdings Subordinated Notes in form and substance satisfactory to the Administrative Agent in its sole discretion.

         (h) OPINIONS OF COUNSEL TO HOLDINGS AND THE ISSUER. A favorable opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., special counsel for Holdings and the Issuer, in substantially the form of EXHIBIT C and a favorable opinion of the General Counsel for Holdings and the Issuer, covering such matters not covered by the opinion of special counsel for Holdings and the Issuer as is satisfactory to the Administrative Agent (and for such purpose, the Issuer hereby authorizes each such counsel to deliver such opinions to the Administrative Agent and the Purchasers).

         (i) FEES. Evidence that the Issuer shall have paid all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date (including, without limitation, the reasonable fees and expenses of Jenkens & Gilchrist, a Professional Corporation, special counsel to Nortel Networks) and to the extent that statements for such fees and expenses have been delivered to the Issuer.

         (j) ISSUANCE OF HOLDINGS CONVERTIBLE DEBT OR EQUITY. Evidence that Holdings shall have received net cash proceeds in an amount at least equal to $230,000,000 from the issuance at par of unsecured Holdings convertible debt or equity, pursuant to agreements (including all related shareholder, registration right and other agreements) in form and substance satisfactory to the Purchasers (the "HOLDINGS CONVERTIBLE DEBT OR EQUITY") and the terms and conditions applicable to such debt or equity shall be satisfactory in form and substance to each Purchaser, including the condition that at least $180,000,000 of such net cash proceeds shall be available for general corporate purposes of Holdings.

         (k) VERIZON DEBT AGREEMENT. Evidence that Holdings shall have received net cash proceeds in an amount at least equal to $50,000,000 from the issuance at par of secured Indebtedness, pursuant to agreements (including all related shareholder, registration right and other agreements) in form and substance satisfactory to the Purchasers, with the terms and conditions applicable to such Indebtedness being satisfactory in form and substance to each Purchaser, it being understood that such Indebtedness shall be incurred by Holdings to finance the acquisition of identified equipment and that such identified Telecommunications Assets may be pledged as collateral security for such Indebtedness and that, in connection therewith, Verizon, Inc. (or the respective affiliate party thereto) shall have entered into intercreditor arrangements satisfactory to the Holdings Notes Agent with respect to such Telecommunications Assets. In addition, to the extent that the Verizon Agreement shall be modified or supplemented in connection with the execution and delivery of the Verizon Debt Agreement, each Purchaser shall have received a copy of such modification or supplement and such modification or supplement shall be satisfactory in form and substance to each Purchaser.

         (l) VENDOR AGREEMENTS. Evidence that Holdings shall have caused one or more of its Subsidiaries constituting Obligors to enter into Vendor Agreements with one or more Vendors, other than Nortel Networks, providing for the deferral of Vendor Obligations, payable to such Vendors in an aggregate amount (as to all such other Vendors) of not less than $250,000,000, each of which Vendor Agreements shall be in form and substance, and shall provide for a deferral of Vendor Obligations upon terms, satisfactory to each Purchaser.

         (m) WARRANTS, ETC. Evidence of receipt by Nortel Networks of the warrants to be issued pursuant to the Warrant Agreement on the Closing Date and, in that connection, evidence that Metromedia Company shall have executed and delivered to the Purchasers a voting agreement pursuant to which Metromedia Company shall have agreed, INTER ALIA, to vote the shares of Holdings held by it in favor of the issuances of equity contemplated by the Basic Documents.

         (n) HOLDINGS NOTES. Evidence that the Holdings Notes in an aggregate amount equal to $150,000,000 are being concurrently issued pursuant to the Holdings Notes Agreement.

         (o) AMENDMENT TO MASTER PURCHASE AGREEMENT. An amendment to the Master Purchase Agreement in form and substance satisfactory to Nortel Networks executed by the Issuer.

         (p) ISSUANCE OF NOTES. Evidence that, contemporaneously on the Closing Date, the Issuer shall have issued to each Purchaser the Note or Notes to be purchased by such Purchaser on the Closing Date pursuant to SECTION 2.01.

         (q) PAYMENT UNDER THE MASTER PURCHASE AGREEMENT. Confirmation that Nortel Networks shall have received a payment in the aggregate amount of $15,000,000 under the Master Purchase Agreement, which payment (i) shall be credited against the indebtedness or other obligations of the Issuer due and owing by it to Nortel Networks under the Master Purchase Agreement and (ii) be paid to Nortel Networks for and on behalf of the Issuer by the Holdings Notes Agent from a portion of the proceeds of the Holdings Notes in partial consideration for the execution of the Intercreditor Agreement by the Administrative Agent and Nortel Networks.

         (r) MECHANIC'S LIENS, ETC. Evidence satisfactory to the Administrative Agent that no mechanics' or materialmen's Liens have been filed (which remain unreleased as of the Closing Date) against Holdings or any Obligor other than Liens (i) filed by Nortel Networks or the Administrative Agent, (ii) filed by Vendors who have executed and delivered Vendor Agreements, (iii) constituting mechanics' or materialmen's Liens permitted under SECTION 6.02(D) or (iv) which are otherwise acceptable to each Purchaser.

         (s) MATURITY DATE. Evidence that the Maturity Date hereunder is at least six months prior to the maturity date of each of (i) the Holdings Senior Notes and the Holdings Subordinated Notes and (ii) the Holdings Convertible Debt or Equity.

         (t) ADMINISTRATIVE AGENT'S FEE. Confirmation that the Issuer shall have paid to the Administrative Agent the initial Administrative Agent's fee in the amount of $75,000 due and payable on the Closing Date in accordance with SECTION 8.08.

         (u) AVAILABILITY OF NET PROCEEDS OF NEW CAPITAL. Evidence that all net cash proceeds from the issuance by Holdings of the Holdings Notes and the Holdings Convertible Debt or Equity shall be available for general corporate purposes of the Issuer.

         (v) OTHER. Such other approvals, opinions and documents relating to this Agreement and the transactions contemplated hereby as the Administrative Agent or any Purchaser may reasonably request.

         SECTION 1.21. ADDITIONAL CONDITIONS. In addition to the conditions contained in SECTION 3.01, the obligation of each Purchaser to purchase and pay for the Notes shall be subject to the further conditions precedent that on the date of such purchase and payment the following statements shall be true (except if and to the extent that the Administrative Agent may have waived compliance with any such conditions at any time):

         (a) the representations and warranties contained in each Note Document are true and correct on and as of the date of such purchase and payment, before and after giving effect to such purchase and payment and to the application of the proceeds therefrom, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

         (b) no event has occurred and is continuing, or would result from such purchase and payment or from the application of the proceeds therefrom, that constitutes a Material Adverse Effect, a Default or an Event of Default (including, without limitation, any Material Adverse Effect, any Default or any Event of Default arising out of a default under or in respect of the Other Debt Agreements.

         SECTION 1.22. DETERMINATIONS UNDER SECTION 3.01 AND SECTION 3.02. For purposes of determining compliance with the conditions specified in SECTION 3.01 and SECTION 3.02, each Purchaser shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Purchasers unless an officer of the Administrative Agent responsible for the transactions contemplated by the Note Documents shall have received notice from such Purchaser prior to the Closing Date specifying its objection thereto and such Purchaser shall not have made available to the Administrative Agent such Purchaser's ratable portion of the Notes.

         SECTION 1.23. WAIVER OF CONDITIONS PRECEDENT BY THE ADMINISTRATIVE AGENT. Notwithstanding anything to the contrary contained in this ARTICLE III or elsewhere in this Agreement, any one or more of the conditions precedent set forth in SECTION 3.01 or SECTION 3.02 may be waived at any time or from time to time by the Administrative Agent by the giving of written notice of such waiver to the Issuer.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 1.24. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants to the Administrative Agent and each of the Purchasers that:

         (a) ORGANIZATION; POWERS. Holdings and each of its Subsidiaries (i) is a corporation (or, as the case may be, a limited liability company or partnership) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation (or limited liability company or partnership, as the case may be) in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure so to qualify and be in good standing has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect and (iii) has all requisite power (corporate or other) and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

         (b) AUTHORIZATION. The execution, delivery and performance by the Issuer of this Agreement and each other Basic Document to which it is or is intended to be a party, and the consummation of the transactions contemplated hereby, are within the Issuer's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the articles or certificate of incorporation, charter, by-laws, or operating or partnership agreement or other constitutive documents, or any directors' or shareholders' resolution of Holdings or any of its Subsidiaries, (ii) violate any applicable law, rule, regulation (including Regulation U and Regulation X), order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, (iii) conflict with or result in the breach of, or constitute a default or event of default under, or permit an acceleration of any rights or benefits under, any Material Agreement, contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting Holdings or any of its Restricted Subsidiaries or any of their properties or
(iv) except for the Liens created by the Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of Holdings or any of its Restricted Subsidiaries. Neither any Obligor nor any of its Restricted Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award of any Governmental Authority or in breach of any such Material Agreement, contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which has had or could be reasonably expected (individually or in the aggregate) to have a Material Adverse Effect.

         (c) ENFORCEABILITY This Agreement has been duly executed and delivered by the Issuer and constitutes, and each other Basic Document when executed and delivered by the Issuer will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by equitable principles regardless of whether considered in a proceeding in equity or at law.

         (d) PERFECTION AND PRIORITY OF LIENS. At all times after the execution of the Security Documents, the Security Documents create, in favor of the Administrative Agent for the benefit of the Secured Parties, as security for the Indebtedness evidenced by the Notes and the other obligations purported to be secured thereby, a legal, valid and enforceable perfected security interest or Lien in all of the Collateral, superior to and prior to the rights of all third persons and subject to no Liens except Liens expressly permitted by SECTION
6.02. The Issuer has (or on and after the time it executes the respective Security Document, will have) good and marketable title to all items of Collateral (or, as the case may be, collateral) covered by such Security Document free and clear of all Liens, except Liens expressly permitted by
SECTION 6.02.

         (e) GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required on the date hereof or will (absent any change in any applicable law, rule or regulation) be required after the date hereof in connection with the Transactions or the transactions contemplated by the Other Debt Agreements, except for (a) the filing of Uniform Commercial Code financing statements and other similar filings to perfect the interests of the Secured Parties in the Collateral, (b) such as are listed on SCHEDULE 4.01(E), each of which will have been made or obtained and will be in full force and effect on the Closing Date, and (c) such as may be required in the ordinary course of business in connection with the performance of the obligations of the Issuer hereunder.

         (f) FINANCIAL STATEMENTS.

                  (i) FINANCIAL STATEMENTS. The consolidated financial statements delivered pursuant to SECTION 3.01(D) present fairly, in all material respects, the financial position, income, stockholders' equity and cash flows of Holdings and its Subsidiaries (and of Holdings and its Restricted Subsidiaries, as applicable) as of such date and for the fiscal year ended December 31, 2000, in accordance with GAAP, and the Consolidating Financial Statements delivered pursuant to SECTION 3.01(D) present fairly, in all material respects, the respective revenues, gross margins and property, plant and equipment of the businesses covered thereby. As of the date hereof, there are no material contingent liabilities, material liabilities for taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments of Holdings or any of its Restricted Subsidiaries, except as referred to or reflected or provided for in the audited financial statements as at December 31, 2000.

                  (ii) PROJECTED FINANCIAL STATEMENTS. The projected financial statements delivered pursuant to SECTION 3.01(E) have been prepared in good faith, based on estimates and assumptions that the Issuer believes are fair and reasonable at the time such projections have been furnished to the Holders.

         (g) NO MATERIAL ADVERSE CHANGE. Since December 31, 2000, except as set forth in the Form 10-Q for Holdings as at June 30, 2001, there has been no material adverse change in the business, assets, results of operations, financial condition, liabilities or material agreements of Holdings and its Restricted Subsidiaries, taken as a whole, or of the Issuer, individually.

         (h) PROPERTIES, ETC.

                  (i) TITLE TO PROPERTY. Each of Holdings and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all of its properties and assets which are material to Holdings and its Restricted Subsidiaries, taken as a whole, and, as to Issuer, which are material to Issuer, in each case except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by SECTION 6.02. The Issuer has good title to all of the Collateral.

                  (ii) POSSESSION UNDER LEASES. Each of Holdings and its Restricted Subsidiaries has complied with all obligations under all leases which are material to Holdings and its Restricted Subsidiaries, taken as a whole, and, as to Issuer, which are material to Issuer, in each case to which it is a party and all such leases are in full force and effect, except where failure to do so or failure of such leases to be in full force and effect has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. Each of Holdings and its Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except where failure to do so has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

                  (iii) INTELLECTUAL PROPERTY. Each of Holdings and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected (individually or in the aggregate) to result in a Material Adverse Effect.

                  (iv) PRIVATE LICENSES. The Private Licenses of Holdings and its Restricted Subsidiaries are adequate and sufficient for the construction, ownership and operation of the Telecommunications Assets of Holdings and its Restricted Subsidiaries and neither Holdings nor any Restricted Subsidiary is in default in any manner under any provision of any Private License to which it is a party or by which it or any of its assets may be bound, where such default has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

         (i) SUBSIDIARIES; OTHER EQUITY INVESTMENTS. Set forth on SCHEDULE 4.01(I) is a complete and accurate list of all Subsidiaries of Holdings as of the date hereof, showing as of such date (as to each such Subsidiary) the jurisdiction of its organization, whether or not such Subsidiary is a Restricted Subsidiary or Unrestricted Subsidiary, the number of shares of each class of Capital Stock authorized, and the number outstanding and the percentage of the outstanding shares or interests of each such class owned (directly or indirectly) by Holdings or its Subsidiary (as applicable) and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding Capital Stock of all of such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by Holdings or one or more of its Subsidiaries (as applicable) free and clear of all Liens, except those created by the Senior Security Documents and those listed in SCHEDULE 4.01(I).

         (j) LITIGATION; COMPLIANCE WITH LAWS.

                  (i) LITIGATION. Other than as set forth on a Schedule to be prepared after the date hereof and on or before the Closing Date, the contents of which Schedule shall be in form and substance satisfactory to each Purchaser, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Obligor, threatened against or affecting Holdings or any Restricted Subsidiary or any business, property or rights of Holdings or any Restricted Subsidiary (A) that involve any Basic Document or the Transactions or (B) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, individually or in the aggregate, has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

                  (ii) COMPLIANCE WITH LAWS. Neither Holdings nor any Restricted Subsidiary nor any of their respective properties or assets is in violation of, nor will the continued operation of their properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

         (k) AGREEMENTS.

                  (i) NO DEFAULT UNDER AGREEMENTS, ETC. Neither Holdings nor any Restricted Subsidiary is in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. Neither the consummation by the Issuer of the Transactions contemplated hereby nor the consummation by Holdings of the transactions contemplated by the Other Debt Agreements will trigger any redemption events or result in the creation of any Liens under any provision of any agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound.

                  (ii) MATERIAL AGREEMENTS. Set forth on SCHEDULE 4.01(K) is a list of agreements (other than those referred to in CLAUSES (A) through (H) of the definition of the term "Material Agreement" in SECTION 1.01) to which Holdings or any of its Restricted Subsidiaries is a party that are material to the business, assets, operations, financial condition or liabilities of Holdings and its Restricted Subsidiaries, taken as a whole. The Issuer has heretofore delivered to the Administrative Agent true and complete copies of each of the Material Agreements (including the Verizon Agreement and the Management Agreement referred to in
         SECTION 6.10). Each of the Material Agreements is in full force and effect and neither Holdings nor any of its Subsidiaries nor any of the counterparties under any of such Material Agreements, (A) is in default of any of its respective obligations thereunder where such default has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect or (B) has delivered or received notification of any default or material deficiency under any such Material Agreement.

                  (iii) RESTRICTIVE OR BURDENSOME AGREEMENTS. As of the date hereof, other than as set forth in SCHEDULE 4.01(K) and expressly identified in such schedule as involving restrictive or burdensome agreements or on the Schedule to be delivered on or before the Closing Date pursuant to SECTION 6.08, neither Holdings nor any Restricted Subsidiary is subject to any indenture, agreement, instrument or other arrangement of the type described in SECTION 6.08, nor does there exist any agreement that imposes burdensome requirements upon Holdings or any Restricted Subsidiary that, singly or in the aggregate, would be reasonably likely (individually or in the aggregate) to result in a Material Adverse Effect.

         (l) FEDERAL RESERVE REGULATIONS. Neither Holdings nor any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Note will be used by the Issuer, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates Regulation T, U or X.

         (m) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither Holdings nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. Neither Holdings nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (n) TAX RETURNS. Each of Holdings and its Restricted Subsidiaries has filed or caused to be filed all material foreign, Federal, state and other tax returns, extensions or materials required to have been filed by it and has paid or caused to be paid all taxes shown on such returns to be due and payable by it and all assessments received by it, except (i) taxes and assessments that are being contested in good faith by appropriate proceedings and for which it shall have set aside on its books adequate reserves in accordance with GAAP and (ii) taxes and assessments the failure to pay which has not had and could not reasonably be expected (individually or in the aggregate) to result in a Material Adverse Effect.

         (o) NO MATERIAL MISSTATEMENTS. Neither the information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Holdings or the Issuer to the Administrative Agent or any Holder in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, nor the information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Holdings to the Administrative Agent or any Holder in connection with the negotiation, preparation or delivery of the Other Debt Agreements or included therein or delivered pursuant thereto, when taken as a whole, contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, other than a material fact the effect of which is favorable to the Issuer or Holdings, respectively; PROVIDED that, to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast, projection or expression of opinion, the Issuer represents only that it or Holdings (as applicable) acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule. All written information furnished after the date hereof by Holdings or any of its Subsidiaries to the Administrative Agent and the Holders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby, and all written information furnished after the date hereof by Holdings or any of its Subsidiaries in connection with any Other Debt Agreement and the transactions contemplated thereby, will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Issuer that has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Administrative Agent or the Holders for use in connection with the transactions contemplated hereby or thereby.

         (p) PENSION PLANS. Each of Holdings and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where non-compliance has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of Holdings or any of its ERISA Affiliates, except where such liability has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

         (q) ENVIRONMENTAL MATTERS. The operations and properties of Holdings and each of its Restricted Subsidiaries are in compliance in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect or have been applied for in order for Holdings and its Restricted Subsidiaries to conduct their respective operations and to own their respective properties, Holdings and its Restricted Subsidiaries are in compliance in all material respects with all such issued Environmental Permits, no circumstances exist that could (i) form the basis of an Environmental Claim that could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect, and, to the best knowledge of Holdings and its Restricted Subsidiaries, no investigation (other than routine investigations) of any such operation or property has been or is being conducted by any Governmental Authority with respect to the enforcement of any Environmental Law other than investigations which have not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

         (r) INSURANCE. SCHEDULE 4.01(R) sets forth a true, complete and correct description of all material insurance maintained by the Issuer as of the date hereof. As of the date hereof, such insurance is in full force and effect and all premiums which have become due and payable have been duly paid. Each of Holdings and its Restricted Subsidiaries maintains insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

         (s) SOLVENCY. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the issuance of each Note and after giving effect to the application of the proceeds thereof and immediately after the consummation of the transactions contemplated by the Other Debt Documents to occur on the Closing Date and immediately following the incurrence of the Indebtedness thereunder and after giving effect to the application of the proceeds thereof, each of Holdings, the Issuer and each Obligor is Solvent.

         (t) LICENSES.

                  (i) REQUIRED LICENSES. As of the date hereof, except for the Licenses described in SCHEDULE 4.01(T), there are no Licenses which are required for the operation of the business of Holdings or any Restricted Subsidiary, including Licenses issuable under the United States Federal Communications Act of 1934, as amended. The Licenses described in SCHEDULE 4.01(T) are adequate and sufficient for the construction, ownership and operation of the Telecommunications Assets of Holdings and its Restricted Subsidiaries and neither Holdings nor any Restricted Subsidiary is in default in any manner under any provision of any such License, where such default has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

                  (ii) COMPLIANCE. Except as disclosed in SCHEDULE 4.01(T), Holdings and each of its Restricted Subsidiaries is in compliance with the terms of each of the Licenses under which it enjoys rights or privileges and has timely filed or caused to be filed all renewal applications with respect to the Licenses, no protests or competing applications have been filed with respect to such renewal applications and nothing has come to the attention of Holdings or any of its Restricted Subsidiaries (after due inquiry) that would lead them to conclude that such renewal applications would not be granted in the ordinary course, in each case other than any thereof that has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. Holdings and each of its Restricted Subsidiaries is authorized under applicable law and the rules and regulations promulgated thereunder to continue to provide the services which are the subject of such renewal applications during the pendency thereof.

                  (iii) NO RATE REGULATION. Except as disclosed in SCHEDULE 4.01(T), the business and operations conducted and proposed to be conducted by each Obligor in relation to its business are not regulated by any Federal, state or provincial utility or rate-regulating commission.

         (u) FRANCHISES. Each Franchise of Holdings and each of its Restricted Subsidiaries is in full force and effect pursuant to each statute, regulation, agreement or instrument of each jurisdiction set forth on SCHEDULE 4.01(U), was lawfully issued pursuant to the rules and regulations of such jurisdiction and authorizes Holdings and each such Restricted Subsidiary to operate such Franchise, and no other or further approval, filing or other action of any Governmental Authority is or will be necessary or advisable in order to permit the operation by Holdings or any Restricted Subsidiary of its Telecommunications Business in accordance with the terms thereof. Holdings and its Restricted Subsidiaries are in compliance with all material terms and conditions of each of their respective Franchises and no event has occurred or exists which permits or, after the giving of notice or the lapse of time or both, would permit the revocation or termination of any such Franchise, other than where any such non-compliance or revocation or termination (i) has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect or (ii) has not resulted in a notification of non-compliance or revocation or termination by or to any parties to such Franchises. No Unrestricted Subsidiary owns or has rights to any Franchise necessary for the ongoing operations of Holdings and its Restricted Subsidiaries or their respective Telecommunications Business.

         (v) LOCATION OF EQUIPMENT, ETC. As of the date hereof, the equipment of the Issuer is located in the jurisdictions set forth in the Security Agreement (including the schedules thereto) and in no other place or places. As of the date hereof, neither Holdings nor any Obligor owns or leases any real property other than the lands described in SCHEDULE 4.01(V).

         (w) NO DEFAULT. No event has occurred and is continuing, or would result from the issuance of the Notes or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default.

         (x) PRIVATE OFFERING BY THE ISSUER. Neither the Issuer nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers. Neither the Issuer nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         (y) TERMS OF CERTAIN OTHER DEBT AGREEMENTS. No financing, restructuring or other arrangement relating to any of the Other Debt Agreements, other than the Holdings Notes Documents and, if applicable, the Verizon Debt Agreement in form and substance satisfactory to the Purchasers, in each case as the same are in effect as of the Closing Date, contains or provides for collateral, Guarantees, other security or other terms or conditions which, when taken as a whole and excluding consideration of payment terms and maturity dates, are more favorable than the terms and provisions contained in this Agreement and the other Note Documents.

         (z) AMOUNTS OWED UNDER THE MASTER PURCHASE AGREEMENT. Immediately prior to the Closing Date, the aggregate amount of indebtedness or other obligations of the Issuer due and owing to Nortel Networks under the Master Purchase Agreement is not less than $250,000,000, which amount is not subject to any setoff, counterclaim, recoupment, deduction, abatement, suspension, diminution, reduction, defense or other right which the Issuer may have against Nortel Networks or any of its Affiliates for any reason whatsoever arising under or pursuant to the Master Purchase Agreement or otherwise relating to the purchase of goods or services from Nortel Networks or any of its Affiliates.

         (aa) PURCHASE MONEY INDEBTEDNESS. The Obligations constitute "Purchase Money Indebtedness" as such term is defined in each of the Indentures referred to in the definition of the term "Holdings Senior Notes".

         SECTION 1.25. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         (a) PURCHASE FOR INVESTMENT. Each Purchaser represents that such Purchaser is purchasing the Note for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof in violation of the Securities Act, provided that the disposition of such Purchaser's or their property and assets shall at all times be within such Purchaser's or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.

         (b) ACCREDITED INVESTOR. Each Purchaser represents that it is an "accredited investor" as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         The Issuer covenants and agrees with each Holder that so long as this Agreement shall remain in effect, until the principal of and interest on each Note, all fees and all other expenses or amounts (other than contingent indemnity obligations) payable under the Note Documents shall have been paid in full, unless the Required Holders shall otherwise consent in writing in accordance with the provisions of SECTION 10.01:

         SECTION 1.26. FINANCIAL STATEMENTS, REPORTS, ETC. The Issuer shall furnish to the Administrative Agent (in electronic form or with sufficient copies thereof for each Holder):

         (a) as soon as available and in any event within 90 days after the end of each fiscal year of Holdings commencing with the fiscal year ending December 31, 2001, the audited consolidated balance sheet and related audited consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries (and, separately stated, the corresponding audited consolidated balance sheet and statements of Holdings and its Restricted Subsidiaries), showing the financial condition of Holdings and its Subsidiaries (and, of Holdings and its Restricted Subsidiaries, as applicable) as of the close of such fiscal year and the results of operations of Holdings and its Subsidiaries (and of Holdings and its Restricted Subsidiaries) during such year, and accompanied

                  (i) by an opinion of the Accountants to the effect that such consolidated financial statements fairly present, in all material respects, the financial condition and results of operations of Holdings and its Restricted Subsidiaries in accordance with GAAP,

                  (ii) by Consolidating Financial Statements for such fiscal year together with a certificate of one of the Financial Officers of Holdings to the effect that such Consolidating Financial Statements fairly present in all material respects the respective revenues, gross margins and property, plant and equipment of the businesses covered thereby, and

                  (iii) at the time of delivery of the financial statements set forth above for the fiscal years ending December 31, 2001 or December 31, 2002, by (A) management's discussion of the financial performance of Holdings and its Restricted Subsidiaries for such fiscal year and the fiscal quarter then ending as compared against the financial projections delivered pursuant to SECTION 3.01(E) and (B) a comparison of the financial performance of Holdings and its Restricted Subsidiaries for such fiscal year and fiscal quarter showing all variances from such financial projections, in the case of each of CLAUSE (A) and CLAUSE (B) above in form reasonably satisfactory to the Administrative Agent;

         (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of Holdings in each fiscal year, the unaudited consolidated balance sheet and related unaudited consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries (and, separately stated, of the corresponding unaudited consolidated balance sheet and statements of income, stockholders' equity and cash flows of Holdings and its Restricted Subsidiaries), showing the financial condition of Holdings and its Subsidiaries (and of Holdings and its Restricted Subsidiaries) as of the close of such fiscal quarter and the results of operations of Holdings and its Subsidiaries (and of Holdings and its Restricted Subsidiaries) during such fiscal quarter and the then elapsed portion of the fiscal year, and accompanied

                  (i) by a certificate of one of Financial Officers of Holdings to the effect that such consolidated balance sheet and statements fairly present, in all material respects, the consolidated financial position and results of operations of Holdings and its Subsidiaries (and of Holdings and its Restricted Subsidiaries) in accordance with GAAP, subject to normal year-end audit adjustments and lack of footnote disclosures,

                  (ii) by Consolidating Financial Statements for such fiscal quarter and the then elapsed portion of the fiscal year together with a certificate of one of the Financial Officers of Holdings to the effect that such Consolidating Financial Statements fairly present in all material respects the respective revenues, gross margins and property, plant and equipment of the businesses covered thereby, and

                  (iii) at the time of delivery of the financial statements set forth above for the fiscal quarter ending June 30, 2001, and each fiscal quarter thereafter ending on or before March 31, 2003, by (A) management's discussion of the financial performance of Holdings and its Restricted Subsidiaries for such fiscal quarter then ending as compared against the financial projections delivered pursuant to
         SECTION 3.01(E) and (B) a comparison of the financial performance of Holdings and its Restricted Subsidiaries for such fiscal quarter showing all variances from such financial projections, in the case of each of CLAUSE (A) and CLAUSE (B) above in form reasonably satisfactory to the Administrative Agent;

         (c) concurrently with any delivery of any audited consolidated financial statements under CLAUSE (A) above, a certificate of the Accountants (which certificate may be limited to accounting matters relating to the provisions of SECTION 6.13, and may disclaim responsibility for legal matters) and concurrently with any delivery of financial statements under CLAUSE (a) or CLAUSE (b) above, a


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

certificate of a Financial Officer of Holdings, in each case (i) certifying that in making its examination in connection with rendering such opinion or certificate with respect to such statements, such Person has not obtained knowledge that an Event of Default or Default has occurred or, if such Financial Officer has obtained knowledge that an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in a manner reasonably satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in SECTIONS 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.13;

         (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings or any Restricted Subsidiary with the U.S. Securities and Exchange Commission or any Governmental Authorities succeeding to any or all of the functions of said Commission, or with any securities exchange, or distributed by Holdings to its shareholders, as the case may be;

         (e) as soon as practicable and in any event no later than 30 days after the beginning of each fiscal year, a copy of the annual business plan of Holdings and forecasts, prepared by management of Holdings, in each case in form and detail reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and related statements of operations and cash flows of Holdings and its Restricted Subsidiaries, in each case on a quarterly basis for such fiscal year and on an annual basis for each of the following fiscal years remaining during the term of this Agreement; and

         (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings and its Restricted Subsidiaries, or compliance with the terms of any Basic Document or any Other Debt Agreement, as the Administrative Agent or any Holder may reasonably request.

         SECTION 1.27. OTHER NOTICES. The Issuer will furnish to the Administrative Agent (in electronic form or with sufficient copies thereof for each Holder):

         (a) as soon as possible and in any event within five Business Days after any Responsible Officer knows or has reason to believe that a Default or Event of Default has occurred or a default or an event of default has occurred under any Material Agreement, written notice specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

         (b) as soon as possible and in any event within five Business Days after any Responsible Officer has knowledge thereof, written notice of the filing or commencement of, or of any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings or any Restricted Subsidiary that, if adversely determined, could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect;


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

         (c) prompt written notice of the assertion of any Environmental Claim by any Person against, or with respect to the operations and properties of, Holdings or any of its Subsidiaries, other than any Environmental Claim that, if adversely determined, either individually or in the aggregate, could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect;

         (d) prompt written notice of any development known to any Responsible Officer that has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect;

         (e) as soon as possible and in any event within five Business Days after any Responsible Officer knows or has reason to believe that a Change in Control has occurred or is reasonably likely to occur, written notice of such Change in Control;

         (f) as soon as possible and in any event within five Business Days after any Responsible Officer has knowledge thereof, written notice of the condemnation or casualty of any property of Holdings or any Restricted Subsidiary that has or could reasonably be expected to result in loss to Holdings or any Restricted Subsidiary in an amount exceeding $5,000,000 at any one time; and

         (g) as soon as possible and in any event within five Business Days after any Responsible Officer has knowledge thereof, written notice of the filing of, or of any threat or notice of intention of any Person to file, any Lien on any of the assets of Holdings or any Obligor for obligations in excess of $1,000,000.

         SECTION 1.28. EXISTENCE; BUSINESSES AND PROPERTIES. The Issuer will, and will cause Holdings and each of its Restricted Subsidiaries to:

         (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, as to Restricted Subsidiaries other than the Issuer, as otherwise expressly permitted under
SECTION 6.06; and

         (b) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, Licenses, Franchises, Private Licenses, patents, copyrights, trademarks and trade names material to the conduct of its business; comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority (including health and welfare laws and Environmental Laws), whether now in effect or hereafter enacted, except for failures to comply which, individually or in the aggregate, have not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (excepting ordinary wear and tear and damage due to casualty, PROVIDED that such damage due to casualty is repaired within a reasonable period of time) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except for failures to maintain and preserve


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

property that have not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

         SECTION 1.29. COLLATERAL SECURITY; FURTHER ASSURANCES.

         (a) COLLATERAL SECURITY. It is the intent of the parties hereto that the indebtedness, liabilities and obligations of the Issuer hereunder be secured by first Liens and prior perfected security interests, subject only to the prior security interests created by the Senior Security Agreement, in all of the equipment which was, on or before the Closing Date, sold or delivered to or on behalf of the Issuer under the Master Purchase Agreement.

         (b) FURTHER ASSURANCES. The Issuer shall execute and deliver any and all documents and financing statements and take all actions (including filing Uniform Commercial Code and other financing statements) as the Required Holders or the Administrative Agent may from time to time reasonably request in order to grant, preserve, protect and perfect, in favor of the Administrative Agent for the benefit of the Secured Parties, the Liens and security interests described in CLAUSE (A) above and in this CLAUSE (B) (subject, in each case, to Liens permitted under SECTION 6.02).

         SECTION 1.30. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. The Issuer will, and will cause Holdings and each of its Restricted Subsidiaries to, keep proper books of record and account in conformity with GAAP. The Issuer will, and will cause Holdings and each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Holder to visit and inspect the financial records and the properties of Holdings and its Restricted Subsidiaries at reasonable times, on reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Holder to discuss the affairs, finances and condition of Holdings and its Restricted Subsidiaries with any Responsible Officer and the Accountants.

         SECTION 1.31. COMPLIANCE WITH TERMS OF PRIVATE LICENSES. The Issuer will, and will cause Holdings and each of its Restricted Subsidiaries to, make all payments and otherwise perform all obligations in respect of all Private Licenses to which Holdings or any such Restricted Subsidiary is a party, keep such Private Licenses in full force and effect and not allow such Private Licenses to lapse or be terminated or any rights to renew such Private Licenses to be forfeited or canceled, notify the Administrative Agent of any default by any party with respect to such Private Licenses and cooperate with the Administrative Agent in all respects to cure any such default and cause Holdings and each such Restricted Subsidiary to do so, except, in any case, where the failure to do any of the foregoing, either individually or in the aggregate, has not had and could not be reasonably expected (individually or in the aggregate) to have a Material Adverse Effect.

         SECTION 1.32. OBLIGATIONS AND TAXES. The Issuer will, and will cause Holdings and each of its Restricted Subsidiaries to, pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for


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

labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings or such Restricted Subsidiaries (as applicable) shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

         SECTION 1.33. EMPLOYEE BENEFITS. The Issuer will, and will cause Holdings and each of its Restricted Subsidiaries to:

         (a) comply in all material respects with the applicable provisions of ERISA and the Code, except where non-compliance has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect; and

         (b) furnish to the Administrative Agent as soon as possible after, and in any event within 10 days after any Responsible Officer knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected (individually or in the aggregate) to result in a Material Adverse Effect, a statement of a Financial Officer of Holdings setting forth details as to such ERISA Event and the action, if any, that Holdings proposes to take with respect thereto.

         SECTION 1.34. INSURANCE. The Issuer will, and will cause Holdings and each of its Restricted Subsidiaries to:

         (a) keep its insurable properties (including, without limitation, the Collateral) adequately insured at all times by financially sound and reputable insurers, and keep the Collateral fully insured in such amounts (subject to any deductibles as shall be satisfactory to the Administrative Agent) as shall be reasonable and customary and sufficient to avoid the insured from becoming a co-insurer of any loss under any policy of insurance; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law;

         (b) cause all such property damage policies relating to any of the Collateral to be endorsed or otherwise amended to include a "standard" lender's loss payable endorsement, in form and substance satisfactory to the Administrative Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to Holdings or any Restricted Subsidiary under such policies directly to the Administrative Agent, and deliver original or certified copies of all such policies to the Administrative Agent; PROVIDED, HOWEVER, that, so long as the Holdings Notes are outstanding, all


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

such proceeds may be payable to the Holdings Notes Agent and distributed to it in accordance with the Intercreditor Agreement; and

         (c) if any separate or additional property, casualty or "umbrella" insurance policy is known by a Responsible Officer to have been obtained by the Issuer, notify the Administrative Agent thereof promptly, and promptly deliver to the Administrative Agent a duplicate original copy of such policy.

         SECTION 1.35. FRANCHISES. The Issuer shall, and shall cause Holdings and each of the Restricted Subsidiaries to, continue to comply with the terms of all Franchises to which it is subject, and shall do, and cause Holdings and each of the Restricted Subsidiaries to do, everything necessary or desirable to maintain the Franchises in good standing, to prevent the termination or forfeiture of the Franchises and to ensure that the Franchises are renewed upon their respective times of expiry on at least as favorable terms as the terms on which they were or are originally granted, except to the extent that any such failure to comply with the terms of such Franchises, to maintain such Franchises or to prevent the termination or forfeiture of such Franchises could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. Notwithstanding the foregoing, the obligations of Holdings and the Restricted Subsidiaries with respect to their compliance with the terms of the Franchises disclosed in SCHEDULE 4.01(U) shall be satisfied if Holdings and its Restricted Subsidiaries make commercially reasonable efforts to achieve compliance in all material respects with such terms as soon as possible and continue such compliance thereafter.

         SECTION 1.36. LICENSES. The Issuer shall, and shall cause Holdings and each Restricted Subsidiary to, continue to comply with the terms of all Licenses to which it is subject, and shall do, and cause Holdings and each Restricted Subsidiary to do, everything necessary or desirable to maintain the Licenses in good standing, to prevent the termination or forfeiture of the Licenses and to ensure that the Licenses are renewed upon their respective times of expiry on at least as favorable terms as the terms on which they were or are originally granted, except to the extent that any such failure to comply with the terms of such Licenses, to maintain such Licenses or to prevent the termination or forfeiture of such Licenses could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. Notwithstanding the foregoing, the obligations of Holdings and its Restricted Subsidiaries with respect to their compliance with the terms of the Licenses disclosed in SCHEDULE 4.01(T) shall be satisfied if Holdings and its Restricted Subsidiaries make commercially reasonable efforts to achieve compliance in all material respects with such terms as soon as possible and continue such compliance thereafter.

         SECTION 1.37. USE OF PROCEEDS. The Issuer will use the proceeds of the Notes hereunder solely as permitted by SECTION 2.01(C) (in compliance with all applicable legal and regulatory requirements, including Regulations T, U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder); PROVIDED that neither the Administrative Agent nor any Holder shall have any responsibility as to the use of any of such proceeds.


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

         SECTION 1.38. TERMS OF CERTAIN OTHER DEBT AGREEMENTS. In the event that any financing, restructuring or other arrangement relating to any of the Other Debt Agreements, other than the Holdings Notes Documents as the same are in effect on the Closing Date, contains or provides for collateral, Guarantees, other security or other terms or conditions which, when taken as a whole and excluding consideration of payment terms and maturity dates, are more favorable than the terms and provisions contained in this Agreement and the other Note Documents, then the Issuer shall (a) promptly give written notice of such fact and a detailed explanation thereof to the Administrative Agent and (b) promptly upon the request of the Administrative Agent or the Required Holders, amend the terms and provisions of this Agreement and/or the other Note Documents in a manner reasonably satisfactory to the Administrative Agent and the Required Holders such that the terms and provisions of this Agreement and/or the other Note Documents are, when taken as a whole, no less favorable than the terms and provisions (including, without limitation, terms and provisions regarding collateral, Guarantees or other security) contained in any such Other Debt Agreement.

         SECTION 1.39. NON-CONSOLIDATION. Each of Holdings and the Issuer will, and will cause each of the other Obligors to: (a) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such Person; (b) not commingle its funds or properties or assets with those of any other entity which is an Affiliate of such Person; and (c) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such Person's entity actions, which meetings will be separate from those of other such Persons (i.e., Holdings, the Issuer or the other Obligors, as the case may be).

         SECTION 1.40. MEETINGS WITH SENIOR EXECUTIVES. The Issuer will ensure that representatives of the Administrative Agent and Nortel Networks have the right and opportunity to meet with senior executives of Holdings and the Issuer selected by the Administrative Agent during each fiscal quarter (as the Administrative Agent or Nortel Networks may request) to discuss the general affairs, the financial condition and other matters related to the business of Holdings and its Subsidiaries (including, without limitation, the Issuer). Such representatives of the Administrative Agent and Nortel Networks may share any information gained from such meetings with the Administrative Agent and Nortel Networks and their employees, officers, directors, attorneys and advisers, subject to SECTION 10.11(A).

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         The Issuer covenants and agrees with each Holder that so long as this Agreement shall remain in effect, until the principal of and interest on each Note, all fees and all other expenses or amounts (other than contingent indemnity obligations) payable under the Note Documents shall have been paid in full, unless the Holders shall otherwise consent in writing in accordance with the provisions of Section 10.01:

         SECTION 1.41. INDEBTEDNESS.


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

         (a) HOLDINGS. Holdings will not create, incur or suffer to exist any Indebtedness or any Attributable Debt except:

                  (i) Indebtedness to the Holdings Notes Holders under the Holdings Notes Agreement;

                  (ii) existing Indebtedness of Holdings as listed on a Schedule to be prepared after the Closing Date, the contents of which Schedule shall be in form and substance satisfactory to each Purchaser;

                  (iii) Indebtedness of Holdings to any Restricted Subsidiary, so long as the obligations of Holdings to such Restricted Subsidiary in respect of such Indebtedness are subordinated to the obligations of Holdings under the Holdings Notes Agreement upon terms in form and substance, and pursuant to documentation, satisfactory to the Holdings Notes Agent;

                  (iv) Indebtedness in respect of Hedging Agreements entered into in the ordinary course of Holdings' financial planning to hedge or mitigate risks to which Holdings or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities;

                  (v) Indebtedness of Holdings (including Acquired Indebtedness and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, engineering, acquisition, installation, development or improvement by Holdings or any Restricted Subsidiary of any Telecommunications Assets of Holdings or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and any Attributable Debt of Holdings arising out of a sale and leaseback transaction with respect to one or more Data Centers permitted under
         SECTION 6.04, PROVIDED that

                           (A) the aggregate principal amount of such
                  Indebtedness and Attributable Debt shall not exceed $50,000,000 at any one time outstanding,

                           (B) except if such Indebtedness constitutes Vendor
                  Guarantee Indebtedness, the final maturity date of any such Indebtedness or Attributable Debt shall not be earlier than six months after the latest maturity of any of the Holdings Notes outstanding at the time such Indebtedness or Attributable Debt is incurred,

                           (C) except if such Indebtedness constitutes Vendor
                  Guarantee Indebtedness, the Weighted Average Life to Maturity of such Indebtedness or Attributable Debt shall not be earlier than the Weighted Average Life to Maturity of the Holdings Notes (the determination of such Weighted Average Lives to Maturity to be made by the Administrative Agent), and

                           (D) the agreements and other instruments relating to
                  such Indebtedness or Attributable Debt shall not in any way restrict the payment or redemption of principal or interest on the Holdings Notes, or other amounts owing thereunder, the granting of Liens on property of Holdings or any of its Subsidiaries to secure the obligations of Holdings under the Holdings Notes Agreement, the Guarantee by any of the Subsidiaries of Holdings of any of the obligations of Holdings thereunder, or the execution or delivery of any modification, waiver or consent entered into in connection with any of the Holdings Notes Documents;

                  (vi) Indebtedness of Holdings incurred in the ordinary course of business in accordance with customary industry practices in respect of letters of credit and performance bonds in amounts and for the purposes customary in Holdings' industry (so long as no such performance bonds or letters of credit support Indebtedness);

                  (vii) Indebtedness arising in connection with the pledge by Holdings of its Equity Interest in any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary, so long as the obligations of Holdings in respect of such Indebtedness is limited in recourse to such Equity Interest;

                  (viii) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that is permitted under CLAUSES (II) or (V) of this SECTION 6.01(A), PROVIDED that any refinancing, renewal, replacement, defeasance or refunding of the Holdings Senior Notes shall contain covenants, defaults, mandatory redemption provisions and other terms (including maturity) no less favorable in any respect (from the standpoint of the Issuer) than Holdings' 10% Senior Notes due 2009;

                  (ix) Indebtedness of Holdings under the Verizon Debt Agreement in an aggregate principal amount up to but not exceeding $50,000,000; and

                  (x) additional unsecured Indebtedness so long as (A) after giving effect to the incurrence of such Indebtedness, Holdings shall be in compliance with SECTION 6.13 (the determination of such compliance to be calculated on a pro forma basis (1) as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such incurrence for which financial statements of Holdings and its Restricted Subsidiaries are available and (2) on a projected basis until the date six months after the Holdings Notes Maturity Date (using assumptions that Holdings in good faith believes are fair, accurate and reasonable at the time, and in which assumptions the Holdings Notes Agent concurs), in each case under the assumption that such incurrence occurred at the beginning of the applicable period, and under the assumption that interest for such period had been or will be equal to the interest expected to accrue during the term of such Indebtedness) and, in the event that the aggregate amount of such Indebtedness shall exceed $5,000,000, Holdings shall have delivered to the Holdings Notes Agent a certificate of a Financial Officer showing


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

         calculations in reasonable detail to demonstrate compliance with this clause (A) and (B) such Indebtedness shall not contain covenants, defaults, mandatory redemption provisions and other terms (including maturity) less favorable in any respect (from the standpoint of Holdings) than Holdings' 10% Senior Notes due 2009.

         (b) RESTRICTED SUBSIDIARIES. None of the Obligors (other than Holdings, as to which the provisions of SECTION 6.01(A) shall be applicable) will, nor will it cause or permit any Restricted Subsidiary to, create, incur or suffer to exist any Indebtedness except:

                  (i) Indebtedness to the Holdings Notes Holders under the Holdings Notes Documents;

                  (ii) Indebtedness of the Restricted Subsidiaries existing on the date hereof as set forth on SCHEDULE 6.01;

                  (iii) Indebtedness of any Restricted Subsidiary to Holdings or any other Restricted Subsidiary, so long as the obligations in respect of such Indebtedness of any Obligor to any Restricted Subsidiary not an Obligor are subordinated to the obligations of such Obligor under the Holdings Notes Agreement and under the other Holdings Notes Documents upon terms in form and substance, and pursuant to documentation, satisfactory to the Holdings Notes Agent;

                  (iv) Indebtedness of Foreign Subsidiaries (including Acquired Indebtedness and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, engineering, acquisition, installation, development or improvement by such Foreign Subsidiary or any of its Restricted Subsidiaries of any Telecommunications Assets of such Foreign Subsidiary or any of its Restricted Subsidiaries and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, PROVIDED that the aggregate principal amount thereof shall not exceed $25,000,000 and any one time outstanding;

                  (v) Indebtedness of Foreign Subsidiaries incurred in the ordinary course of business in accordance with customary industry practices in respect of letters of credit and performance bonds in amounts and for the purposes customary in Holdings' industry (so long as no such performance bonds or letters of credit support Indebtedness);

                  (vi) Indebtedness arising in connection with the pledge by any Restricted Subsidiary of its Equity Interest in any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary, so long as the obligations of such Restricted Subsidiary in respect of such Indebtedness is limited in recourse to such Equity Interest;


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

                  (vii) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that is permitted under CLAUSES (II) or (IV) of this SECTION 6.01(B);

                  (viii) Indebtedness of one or more Restricted Subsidiaries under the Vendor Agreements, PROVIDED that (x) the aggregate principal amount of such Indebtedness shall not exceed $485,000,000 and (y) none of such Indebtedness shall be entitled to the benefits of any Lien except pursuant to the Junior Security Documents (or except as expressly permitted by the Intercreditor Agreement or the Junior Intercreditor and Collateral Agency Agreement);

                  (ix) additional Indebtedness of one or more Restricted Subsidiaries in respect of vendor financing for the engineering, construction, installation, acquisition, development or improvement of Telecommunications Assets up to but not exceeding $15,000,000 at any one time outstanding; and

                  (x) additional unsecured Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $50,000,000 (or the equivalent thereof in foreign currency).

         (c) ADDITIONAL PROVISIONS RELATING TO THE ISSUER. Notwithstanding anything to the contrary contained in SECTION 6.01(B):

                  (i) the Issuer may create, incur and suffer to exist Indebtedness to the Holders hereunder and under the Notes;

                  (ii) all Indebtedness of the Issuer to Holdings or any Subsidiary of Holdings shall be unsecured and shall be subordinated to the Obligations of the Issuer hereunder and under the Notes and the other Note Documents upon terms in form and substance, and pursuant to documentation, satisfactory to the Administrative Agent; and

                  (iii) the Issuer will not create, incur or suffer to exist any Indebtedness, any Attributable Debt, any trade payables or any accrued liabilities, exclusive of Indebtedness of the Issuer permitted in accordance with CLAUSE (III) of SECTION 6.01(B), which exceed $1,200,000,000 in aggregate amount at any time outstanding.

         SECTION 1.42. LIENS. None of the Obligors will, nor will it cause or permit any Restricted Subsidiary to create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary of Holdings) now owned or hereafter acquired by it or on any income or revenues or rights in respect of thereof, except, subject to the provision below:

         (a) Liens created pursuant to the Senior Security Documents and the Junior Security Documents (or expressly permitted by the Intercreditor Agreement or the Junior Intercreditor and Collateral Agency Agreement); PROVIDED, HOWEVER, that none of the Liens created pursuant to the

Junior Security Documents, other than the Liens created pursuant to the Security Agreement securing the Obligations, may attach to any of the Collateral;

         (b) Liens existing on the date hereof listed on a Schedule to be prepared on or before the Closing Date, the contents of which Schedule shall be in form and substance satisfactory to each Purchaser;

         (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Holdings or the affected Restricted Subsidiaries, as the case may be, in accordance with GAAP, so long as forfeiture of all or any part of the property or assets of any Person which is subject to such Lien, does not result from the failure to pay such taxes, assessments or governmental charges or levies during the period of such contest;

         (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings so long as the aggregate amount of all such Liens shall not at no time exceed $5,000,000;

         (e) pledges or deposits under worker's compensation, employment insurance and other social security legislation, by reason only of an Obligor's deferred right to pay such amount, but which such Obligor is paying as such amount becomes due;

         (f) cash deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds, letters of credit, and other obligations of a like nature incurred in the ordinary course of business, PROVIDED that in the case of performance bonds and letters of credit the obligations in respect thereof are permitted under SECTION 6.01(A)(VI) or SECTION 6.01(B)(V), as applicable;

         (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

         (h) Liens securing Indebtedness permitted under SECTION 6.01(A)(V) and
(IX) and 6.01(B)(IV), so long as such Liens cover only the assets engineered, constructed, installed, acquired, developed or improved with such Indebtedness;

         (i) Liens arising out of judgments or awards (other than any judgment that is described in CLAUSE (J) of ARTICLE VII which constitutes an Event of Default thereunder) in respect of which Holdings shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for


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

review, PROVIDED Holdings shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award;

         (j) Liens arising from Uniform Commercial Code or financing statements and similar documents filed on a precautionary basis in respect of operating leases intended by the parties to be true leases (other than any such leases entered into in violation of this Agreement);

         (k) Liens consisting of the pledge by Holdings or any Restricted Subsidiary of its Equity Interest in any Unrestricted Subsidiary securing Indebtedness permitted under SECTION 6.01(A)(VII) and 6.01(B)(VI);

         (l) Liens in favor of Holdings or any Obligor;

         (m) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing CLAUSES
(B) and (H), PROVIDED that such Liens do not extend to any other property of Holdings or any Restricted Subsidiary and the principal amount of the Indebtedness secured by such Lien is not increased;

         (n) Liens securing Indebtedness permitted under SECTION 6.01(B)(IX), PROVIDED that each such Lien covers only the assets engineered, constructed, installed, acquired, developed or improved with the proceeds of such Indebtedness and does not cover any other assets of Holdings or its Restricted Subsidiaries;

         (o) any interest or title of a lessor in the property subject to any lease other than in respect of a Capital Lease Obligation;

         (p) lease or subleases granted in the ordinary course of business to others that do not materially interfere with the business of Holdings and its Restricted Subsidiaries;

         (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

         (r) additional Liens on property to secure Indebtedness so long as the aggregate principal amount of such Indebtedness to which any Obligors are subject does not at any time exceed $1,000,000;

PROVIDED, HOWEVER, that, notwithstanding anything to the contrary contained in this SECTION 6.02 or elsewhere in this Agreement, in no event may (i) any of the Liens referred to in CLAUSES (A) through (R) above attach to any of the Collateral except for the Liens created by the Security Agreement, the Liens created pursuant to the Senior Security Agreement and the Liens referred to in CLAUSES (C) and (G) above and (ii) the priority of the Liens in the Collateral created by the Security Agreement be subordinate or junior as to priority to any other Lien or Liens in the Collateral or any portion thereof other than the Liens in the Collateral created by the Senior Security Agreement securing the Holdings Notes.


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

         SECTION 1.43. UNRESTRICTED SUBSIDIARIES. Holdings shall not designate any Subsidiary as an "Unrestricted Subsidiary" unless:

         (a) such Subsidiary has no Indebtedness other than Indebtedness (i) as to which neither Holdings nor any Restricted Subsidiary (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (B) is directly or indirectly liable as a guarantor or otherwise, and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Holdings or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity;

         (b) such Subsidiary is a Person with respect to which neither Holdings nor any Restricted Subsidiary has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

         (c) such Subsidiary has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any Restricted Subsidiary; and

         (d) at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing.

         Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to this SECTION 6.03 shall constitute an Investment in such Unrestricted Subsidiary in an amount equal to the aggregate amount of the Investments (determined in accordance with the penultimate paragraph of SECTION 6.05(A)) by Holdings and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such designation.

         Any designation of a Subsidiary of Holdings as an Unrestricted Subsidiary shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of a resolution of the board of directors of Holdings giving effect to such designation and a certificate of a Financial Officer of Holdings certifying that such designation complied with the preceding conditions and is permitted by SECTION 6.05. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding conditions (other than CLAUSE (D)), it shall immediately cease to be an Unrestricted Subsidiary for the purposes hereof and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Holdings as of such date and, if such Indebtedness is not permitted to be incurred as of such date under SECTION 6.01, the Issuer shall be in default of such covenant.

         The board of directors of Holdings may at any time designate an Unrestricted Subsidiary to be a Restricted Subsidiary, PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) after giving effect to such deemed


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incurrence of Indebtedness, Holdings shall be in compliance with SECTION 6.13 calculated on a pro forma basis (using assumptions that Holdings in good faith believes are fair, accurate and reasonable at the time, and in which assumptions the Administrative Agent concurs) as if such designation had occurred at the beginning of the relevant fiscal period and (ii) no Default or Event of Default would occur or be continuing following such designation, and PROVIDED FURTHER that no such designation shall be permitted with respect to any Unrestricted Subsidiary that has consummated an Acquisition unless the requirements of
SECTION 6.06(B) would have been satisfied with respect to such Acquisition as if it had been consummated by a Restricted Subsidiary.

         SECTION 1.44. SALE AND LEASE-BACK TRANSACTIONS. None of the Obligors will, nor will it cause or permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, PROVIDED that Holdings may enter into any such arrangement with respect to one or more Data Centers to the extent that the Indebtedness or Attributable Debt arising in connection therewith is permitted under SECTION 6.01(A)(V).

         SECTION 1.45. INVESTMENTS AND CONTINGENT INVESTMENTS.

         (a) INVESTMENTS. None of the Obligors will, nor will it cause or permit any Restricted Subsidiary to, make or permit to remain outstanding any Investments, except:

                  (i) Investments outstanding on the date hereof and identified in SCHEDULE 6.05;

                  (ii) cash and Cash Equivalents, PROVIDED that all such cash and Cash Equivalents of the Obligors (other than up to $1,000,000 that may be held in operating deposit accounts) is held in the Collateral Accounts under and as defined in the Senior Security Agreement;

                  (iii) Investments by (A) any Restricted Subsidiary that is not an Obligor in any other Restricted Subsidiary that is not an Obligor,
         (B) any Obligor in any other Obligor, (C) any Obligor in a Restricted Subsidiary that is not an Obligor, PROVIDED that the aggregate amount of such Investments made after the date hereof either in Foreign Subsidiaries, or in Subsidiaries that are not Wholly Owned Subsidiaries, and that are outstanding on any date (excluding Investments referred to in CLAUSE (IV) below) shall not exceed $120,000,000, shall be made in the form of loans by an Obligor to such Foreign Subsidiary or other Wholly Owned Subsidiary (except, to the extent necessary to avoid material adverse tax consequences, such Investments may be made in the form equity) and shall be made in connection with the working capital needs of such Foreign Subsidiary or other Wholly Owned Subsidiary in the ordinary course of business and
         (D) any Restricted Subsidiary that is not an Obligor in any Obligor;

                  (iv) Investments by the Obligors in Metromedia Fiber Network (Bermuda) Ltd., a Bermuda company and a Wholly Owned Restricted Subsidiary, required under the


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

         consortium arrangements for the undersea cables of TAT-14, APCN-2 and Japan-US Cable Network of which Metromedia Fiber Network (Bermuda) Ltd. is a member, in an aggregate amount (A) not to exceed $60,000,000 during the period commencing on the date hereof through and including December 31, 2001 and (B) not to exceed $70,000,000 during the period commencing on the date hereof through and including December 31, 2002;

                  (v) Investments by Holdings and its Restricted Subsidiaries constituting Acquisitions permitted under SECTION 6.06(b);

                  (vi) extensions of trade credit having a term not exceeding 90 days arising in the ordinary course of business (including receivables owing to Holdings and its Restricted Subsidiaries that arise in the ordinary course of business and are payable or dischargeable in accordance with customary trade terms) or Investments in the securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency or such trade creditors or customers;

                  (vii) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

                  (viii) Guarantees arising in connection with the pledge by Holdings or any Restricted Subsidiary of its Equity Interest in any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary, so long as the obligations of Holdings and its Restricted Subsidiaries in respect of such Guarantee is limited in recourse to such Equity Interest; and

                  (ix) additional Investments (including loans and advances to employees of Holdings and its Restricted Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of their business), PROVIDED that the aggregate amount of such Investments made after the date hereof outstanding on any date shall not exceed the sum of $1,000,000.

         For purposes of CLAUSE (III) and CLAUSE (IX) of this SECTION 6.05(A), the aggregate amount of an Investment at any time shall be deemed to be equal to
(1) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment MINUS (2) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; and the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

         As provided in SECTION 6.03, any designation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to SECTION 6.03 shall constitute an Investment in such Unrestricted Subsidiary in an amount equal to the aggregate amount of the Investments (determined in accordance with the


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

immediately preceding paragraph) by Holdings and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such designation.

         (b) CONTINGENT INVESTMENTS. None of the Obligors will, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that requires or may require, whether at the time of entering into such agreement or arrangement, whether contingently or otherwise, any Investment, unless, at the time such Obligor or Restricted Subsidiary enters into such agreement or arrangement, such Investment (treating as Investments all other then-outstanding commitments to make Investments) would have been permitted under SECTION 6.05(A).

         SECTION 1.46. MERGERS, CONSOLIDATIONS, ASSET SALES AND ACQUISITIONS.

         (a) MERGERS, CONSOLIDATIONS AND ASSET SALES. None of the Obligors will, nor will it cause or permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or conduct any Asset Sale of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired) if, after giving effect thereto, the aggregate net book value of the assets sold after the date hereof shall exceed in the aggregate 10% of Net Tangible Assets, except that subject to the provisos below:

                  (i) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (A) any Restricted Subsidiary of Holdings may merge into Holdings in a transaction in which Holdings is the surviving corporation, and (B) any Restricted Subsidiary of Holdings may merge into or consolidate with any other Restricted Subsidiary of Holdings in a transaction in which (x) the surviving entity is a Restricted Subsidiary of Holdings, (y) any consideration paid to any Person other than Holdings or a Wholly Owned Restricted Subsidiary in connection therewith shall constitute a Restricted Payment permitted under SECTION 6.07, (z) if any such transaction shall be between a Guarantor and a Restricted Subsidiary that is not a Guarantor, and such Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Guarantor under this Agreement, the Notes and the other Note Documents and under the Holdings Notes Documents, PROVIDED that a Wholly Owned Subsidiary of Holdings may only merge or consolidate with another Wholly Owned Subsidiary of Holdings;

                  (ii) Holdings or any Restricted Subsidiary of Holdings may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to Holdings or a Restricted Subsidiary of Holdings, PROVIDED that (A) if any such sale is by an Obligor to a Restricted Subsidiary of Holdings that is not a Guarantor, then such Restricted Subsidiary shall have become a Guarantor in accordance with the provisions of Section 5.04 of the Holdings Notes Agreement and (B) a Wholly Owned Subsidiary of Holdings may only transfer assets to another Wholly Owned Subsidiary of Holdings; and


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                  (iii) Holdings and its Restricted Subsidiaries may consummate any merger or consolidation that constitutes an Acquisition permitted under SECTION 6.06(b);

PROVIDED, HOWEVER, that, notwithstanding anything to the contrary contained in this SECTION 6.06(A), (1) the Issuer may not merge or consolidate with Holdings or any Subsidiary of Holdings or any other Person, (2) the Issuer may not sell, lease, transfer or otherwise dispose of any of the Collateral without the prior written consent of the Administrative Agent and the Required Holders, (3) the Issuer may not sell, lease, transfer or otherwise dispose of any or all of its other property (other than the Collateral which is subject to CLAUSE (2) above) (upon voluntary liquidation or otherwise) except in the ordinary course of its business and for full and fair consideration, and (4) the Issuer may not consummate any merger or consolidation that constitutes an Acquisition permitted under SECTION 6.06(b).

         (b) ACQUISITIONS. None of the Obligors will, nor will it cause or permit any of its Restricted Subsidiaries to, acquire any business, and the related assets, of any other Person (whether by way of purchase of assets or stock, by merger or consolidation or otherwise), unless, subject to the provisos below:

                  (i) the aggregate Purchase Price of all such Acquisitions (other than any such Acquisition where the sole consideration consists of Capital Stock (other than Disqualified Stock) of Holdings) shall not, as at any date, exceed the sum of $2,000,000 PLUS the aggregate amount of Capital Stock (other than Disqualified Stock) issued in connection with such Acquisitions;

                  (ii) each such Acquisition by Holdings or any Restricted Subsidiary (if by purchase of assets, merger or consolidation) shall be effected in such manner so that the acquired business, and the related assets, are owned either by Holdings or a Wholly Owned Restricted Subsidiary of Holdings and, if effected by merger or consolidation involving Holdings, Holdings shall be the continuing or surviving entity and, if effected by merger or consolidation involving a Wholly Owned Restricted Subsidiary of Holdings, the continuing or surviving entity shall be a Wholly Owned Restricted Subsidiary of Holdings;

                  (iii) each such Acquisition by Holdings or any Restricted Subsidiary (if by purchase of stock) shall be effected in such manner so that the acquired entity becomes a Wholly Owned Restricted Subsidiary of Holdings;

                  (iv) after giving effect to each such Acquisition by Holdings or any Restricted Subsidiary, Holdings shall be in compliance with
         SECTION 6.13 (the determination of such compliance to be calculated on a pro forma basis, using assumptions that Holdings in good faith believes are fair, accurate and reasonable at the time, and in which assumptions the Administrative Agent concurs) (A) as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such Acquisition for which financial statements of Holdings and its Restricted Subsidiaries are available and (B) on a projected basis until the date six months after the Maturity Date (using assumptions that Holdings in good faith believes are fair, accurate and reasonable at the time, and in which assumptions the Holdings


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         Note Agent concurs), in each case under the assumption that such
         Acquisition shall have occurred, and any Indebtedness in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been or will be equal to the actual weighted average interest rate in effect for the Holdings Notes under the Holdings Notes Agreement on the date of such Acquisition, and, in the event that the aggregate consideration in respect of such Acquisition shall exceed $5,000,000, Holdings shall have delivered to the Administrative Agent a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate compliance with this CLAUSE (IV);

                  (v) each such Acquisition is consummated with the consent of the board of directors (or the equivalent entity) of the Person being acquired; and

                  (vi) immediately prior to each such Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

PROVIDED, HOWEVER, that, notwithstanding anything to the contrary contained in
SECTION 6.06(b), (1) the aggregate Purchase Price of all such Acquisitions paid by the Issuer, in whatever form, shall not, as at any date, exceed $2,000,000 PLUS the aggregate amount of capital contributions in the form of equity made by Holdings to the Issuer on or after the Closing Date, and (2) the Issuer may not be a party to any merger or consolidation referred to in CLAUSE (II) of this
SECTION 6.06(b).

         SECTION 1.47. RESTRICTED PAYMENTS. None of the Obligors will, nor will it cause or permit any Restricted Subsidiary to:

         (a) declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its Capital Stock (including through the payment to any Person other than Holdings or a Wholly Owned Restricted Subsidiary in connection with a transaction described in SECTION 6.06(A)(I)) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Restricted Subsidiary to purchase or acquire) any shares of any class of its Capital Stock or set aside any amount for any such purpose (any such payment, a "RESTRICTED PAYMENT"); PROVIDED that any Subsidiary of Holdings may declare and make Restricted Payments to any Obligor; provided, further, however, that the Issuer may declare and make Restricted Payment only if and to the extent permitted by applicable law; and

         (b) issue any stock, membership or partnership or other Equity Interest to any Person unless (i) after giving effect to such issuance, Holdings shall be in compliance with SECTION 6.13 (determined on a pro forma basis, using assumptions that Holdings in good faith believes are fair, accurate and reasonable at the time, and in which assumptions the Holdings Notes Agent concurs); (ii) after giving effect to such issuance no other Default or Event of Default shall have occurred and be continuing; and (iii) in the case of any such issuance by a Restricted Subsidiary, the percentage of the issued and outstanding shares of Capital Stock of such Restricted Subsidiary owned by Holdings and its other Restricted Subsidiaries after giving effect to such issuance shall be greater


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

than or equal to such percentage owned by Holdings and its Restricted Subsidiaries immediately prior to such issuance;

PROVIDED that the foregoing shall not prohibit:

                  (i) the issuance by Holdings of any additional Capital Stock (other than Disqualified Stock);

                  (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Capital Stock of Holdings in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Capital Stock of Holdings (other than Disqualified Stock);

                  (iii) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of Holdings pursuant to any management or equity subscription agreement or stock option agreement and the repurchase of Capital Stock of Holdings from employees, officers or directors of Holdings or their authorized representatives upon the death, disability or termination of employment of such officers, directors and employees in an aggregate amount not to exceed $5,000,000 during the term of this Agreement (or $1,500,000 through December 31, 2002) PLUS (A) the aggregate cash proceeds from any issuance during such calendar year of Capital Stock by Holdings to employees, officers or directors of Holdings and its Restricted Subsidiaries and (B) the aggregate cash proceeds received by Holdings or any Restricted Subsidiary from any payments on life insurance policies in which Holdings or any Restricted Subsidiary is the beneficiary with respect to any employees, officers or directors of Holdings or any Restricted Subsidiary which proceeds are used to purchase Capital Stock of Holdings held by such employees, officers or directors;

                  (iv) pro rata dividends or other distributions made by a Restricted Subsidiary of Holdings to minority stockholders (or owners of an equivalent interest in the case of a Restricted Subsidiary that is not a corporation);

                  (v) the repurchase of Capital Stock of Holdings deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; and

                  (vi) the payment of any dividends in respect of any class of Capital Stock of Holdings through the issuance of additional shares of such class of Capital Stock; PROVIDED, HOWEVER, that the Issuer may not issue any Capital Stock to any Person other than Holdings and Holdings shall, at all times, continue to own, beneficially and of record, all issued and outstanding Capital Stock of the Issuer.

         SECTION 1.48. RESTRICTIVE AGREEMENTS. None of the Obligors will, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings


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or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to Holdings or any other Restricted Subsidiary or to Guarantee Indebtedness of Holdings or any other Restricted Subsidiary; PROVIDED that:

                  (i) the foregoing shall not apply to (A) restrictions in effect on the date hereof and set forth on a Schedule to be prepared after the date hereof and on or before the Closing Date, the contents of which Schedule shall be in form and substance satisfactory to each Purchaser; (B) restrictions and conditions imposed by law or by this Agreement or any other Note Document or any of the Holdings Notes Documents; (C) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, PROVIDED such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; (D) restrictions set forth in any instrument pursuant to which Indebtedness permitted under SECTION 6.01(A)(X) is incurred so long, as provided therein, such Indebtedness does not contain covenants, defaults, mandatory redemption provisions and other terms less favorable in any respect (from the standpoint of Holdings) than Holdings' 10% Senior Notes due 2009, (E) restrictions set forth in any instrument pursuant to which Permitted Refinancing Indebtedness shall be issued, PROVIDED that the restrictions contained in such instruments are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; (F) customary limitations on the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and (G) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

                  (ii) CLAUSE (A) above shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness; (B) customary non-assignment provisions restricting subletting or assignment in leases or other agreements entered into in the ordinary course of business and consistent with past practices; and (C) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the transfer of such property to Holdings or any Restricted Subsidiary; and

                  (iii) the Lien of the Administrative Agent in and to the Collateral as security for the Obligations shall at all times constitute a perfected, first priority Lien subject only to the Lien priority afforded to the Holdings Notes Agent pursuant to the Intercreditor Agreement.

         SECTION 1.49. REPAYMENT OF INDEBTEDNESS. None of the Obligors will purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment or redemption of the principal of or interest on, or any other amount owing in respect of, any Indebtedness, except for (a) regularly scheduled payments,


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prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness and (b) the refinancing of any Indebtedness permitted under SECTION 6.01.

         SECTION 1.50. TRANSACTIONS WITH AFFILIATES.

         (a) Except as herein otherwise expressly provided, Holdings will not, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to Holdings or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (ii) transactions between or among Holdings and its Restricted Subsidiaries not involving any other Affiliate, and (iii) transactions pursuant to the Management Agreement dated as of January 2, 1998 between Holdings and Metromedia Company, as said Management Agreement shall be amended from time to time, so long as (A) no such amendment shall result in the terms and conditions of such Management Agreement being less favorable to Holdings and its Subsidiaries than could be obtained on an arm's-length basis from unrelated third parties and (B) such amendment shall have been approved by a majority of the disinterested directors of Holdings. Notwithstanding the foregoing, in the case of any transaction described in CLAUSE (I) through CLAUSE (III) of the preceding sentence involving aggregate consideration in excess of $10,000,000, Holdings shall obtain and deliver a copy to the Administrative Agent (with sufficient copies thereof to be delivered by the Administrative Agent to the Holders) of a favorable written opinion from an accounting, appraisal or investment banking firm of national standing as to the fairness to Holdings of such transaction from a financial point of view.

         (b) Notwithstanding anything to the contrary contained in CLAUSE (A) of this SECTION 6.10, except for Restricted Payments permitted to be made or paid by the Issuer in accordance with SECTION 6.07, the Issuer will not sell, lease or otherwise transfer any of its property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates except (i) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Issuer than could be obtained on an arm's-length basis from unrelated third parties or (ii) transactions with Holdings, SiteSmith, Inc. or its foreign Subsidiaries, AboveNet Communications, Inc. or its foreign Subsidiaries, Paix.net, Inc. or Subsidiaries of the Issuer in the ordinary course of business and consistent with past practices which could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

         SECTION 1.51. LINES OF BUSINESS. None of the Obligors will, nor will it cause or permit any of its Subsidiaries to, engage to any extent in any business other than a Telecommunications Business and business activities reasonably incidental thereto in the sixty-seven (67) fiber markets, and twenty-six (26) ISX markets, identified by Holdings in the business plan dated as of September 2, 2001, or make any Investment, Acquisitions or Capital Expenditures in any market other than such fiber and ISX markets.

         SECTION 1.52. MODIFICATIONS TO CERTAIN AGREEMENTS. None of the Obligors will, nor will it cause or permit any Restricted Subsidiary to, permit any waiver, supplement, modification, amendment, termination or release of (a) the Holdings Senior Notes or the Holdings Subordinated Notes (or any indenture relating thereto), (b) the Verizon Debt Agreement or the Verizon Agreement, if, in the case of any modification to the Verizon Agreement, the same would result in (or would reasonably be expected to result in) the reduction of the aggregate amounts payable under the Verizon Agreement to Holdings and its Restricted Subsidiaries during calendar years 2001 and 2002 by more than 10% in either of such years, (c) any of the Holdings Notes Documents in any manner that would increase the amount of any Indebtedness thereunder, increase the rate of interest applicable to any Indebtedness thereunder, shorten the maturity date or the date for payment of any Indebtedness thereunder or otherwise be materially adverse to Holdings or any of its Subsidiaries or the Holders, or (d) any other Material Agreement, or its articles, charter or by-laws, in each case to the extent that any such waiver, supplement, modification, amendment, termination or release under this CLAUSE (D) could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. Without limiting the generality of the foregoing, Holdings will not issue any shares of Disqualified Stock.

         SECTION 1.53. FINANCIAL COVENANTS.

         (a) MAXIMUM CAPITALIZATION RATIOS. The Issuer will cause Holdings to not permit the ratio (expressed as a percentage) of (i) Total Indebtedness to Total Capital at any time prior to March 30, 2003 to exceed 66% or (ii) Total Senior Indebtedness to Total Capital at any time prior to March 30, 2003 to exceed 10.8%.

         (b) MAXIMUM SENIOR INDEBTEDNESS TO FIXED ASSETS RATIO. The Issuer will cause Holdings to not permit the ratio (expressed as a percentage) of (i) Total Senior Indebtedness at any date during any period set forth below to (ii) the aggregate amount of net property, plant and equipment carried on the consolidated balance sheet of Holdings and its Restricted Subsidiaries as at the last day of the fiscal quarter ending on or prior to March 30, 2003 to be greater than 16.2%.

         (c) MINIMUM REVENUES. The Issuer will cause Holdings to not permit the aggregate amount of Revenues of Holdings and its Restricted Subsidiaries for any period of four fiscal quarters ending on any date set forth below to be less than the amount set forth below opposite such date:

         DATE                                     MINIMUM NUMBER
         ----                                     --------------
         September 30, 2001                        $248,000,000
         December 31, 2001                         $256,000,000
         March 31, 2002                            $284,000,000
         June 30, 2002                             $304,000,000
         September 30, 2002                        $348,000,000
         December 31, 2002                         $408,000,000

         (d) MINIMUM ADJUSTED EBITDA. The Issuer will cause Holdings to not permit the aggregate Adjusted EBITDA for any period of four fiscal quarters ending on any date set forth below to be greater in absolute amount (if the requirement set forth below is negative) or less than the absolute amount (if the requirement set forth below is positive) set forth below opposite such date:

         DATE                                     MINIMUM NUMBER
         ----                                     --------------
         September 30, 2001                         $40,800,000
         December 31, 2001                           $8,000,000
         March 31, 2002                             $88,000,000
         June 30, 2002                             $180,000,000
         September 30, 2002                        $256,000,000
         December 31, 2002                         $300,000,000

         (e) MAXIMUM TOTAL LEVERAGE AND TOTAL SENIOR LEVERAGE RATIOS. The Issuer will cause Holdings to not permit the Total Leverage Ratio or Total Senior Leverage Ratio at any time during any period set forth below to exceed the respective ratio set forth below opposite such period:

                                                          Total                  Total Senior
         Period                                           Leverage Ratio         Leverage Ratio
         ------                                           --------------         --------------
         From and including March 31, 2003
            to and including June 29, 2003...........     10.20 to 1.00           1.50 to 1.00

         From and including June 30, 2003
            to and including September 29, 2003......      9.78 to 1.00           1.38 to 1.00

         From and including September 30, 2003
            to and including December 30, 2003.......      9.78 to 1.00           1.38 to 1.00

         From and including December 31, 2003
            to and including March 30, 2004..........      9.78 to 1.00           1.38 to 1.00

         From and including April 1, 2004
            to and including June 29, 2004...........      9.00 to 1.00           1.26 to 1.00

         From and including June 30, 2004
            to and including September 29, 2004......      8.40 to 1.00           1.20 to 1.00

         From and including September 30, 2004
            to and including December 30, 2004.......      7.80 to 1.00           1.08 to 1.00

         From and including December 31, 2004
            to and including March 30, 2005..........      7.20 to 1.00           0.96 to 1.00


                                       73

                                                          Total                  Total Senior
         Period                                           Leverage Ratio         Leverage Ratio
         ------                                           --------------         --------------
         From and including March 31, 2005
            to and including March 30, 2006..........      6.30 to 1.00           0.90 to 1.00

         From and including March 31, 2006
            and at all times thereafter                    5.40 to 1.00           0.60 to 1.00

         (f) MINIMUM INTEREST EXPENSE COVERAGE RATIO. The Issuer will cause Holdings to not permit the Interest Expense Coverage Ratio at any date during any period set forth below to be less than the ratio set forth below opposite such period:

         Period                                            Minimum Ratio
         ------                                            -------------
         From and including March 31, 2003
            to and including June 29, 2003..............   1.12 to 1.00

         From and including June 30, 2003
            to and including September 29, 2003.........   1.20 to 1.00

         From and including September 30, 2003
            to and including December 30, 2003..........   1.32 to 1.00

         From and including December 31, 2003
            to and including March 30, 2004.............   1.12 to 1.00

         From and including April 1, 2004
            to and including June 29, 2004..............   1.24 to 1.00

         From and including June 30, 2004
            to and including September 29, 2004.........   1.36 to 1.00

         From and including September 30, 2004
            to and including December 30, 2004..........   1.44 to 1.00

         From and including December 31, 2004
            to and including March 30, 2005.............   1.60 to 1.00

         From and including March 31, 2005
            to and including March 30, 2006.............   1.80 to 1.00


                                       74

         Period                                            Minimum Ratio
         ------                                            -------------
         From and including March 31, 2006
            and at all times thereafter                    2.20 to 1.00

         (g) MINIMUM PRO FORMA DEBT SERVICE COVERAGE RATIO. The Issuer will cause Holdings to not permit the Pro Forma Debt Service Coverage Ratio at any date on or after September 30, 2005 to be less than 1.12 to 1.00.

         (h) MAXIMUM CAPITAL EXPENDITURES. The Issuer will cause Holdings to not permit the aggregate amount of Capital Expenditures of Holdings and its Restricted Subsidiaries during any period set forth below to exceed the amount set forth opposite such period:

                                                           Maximum Capital
         Period                                            Expenditures
         ------                                            ------------
         Fiscal quarter ending September 30, 2001          $426,000,000
         Fiscal quarter ending December 31, 2001           $126,000,000
         Fiscal quarter ending December 31, 2002            $88,000,000
         Fiscal quarter ending December 31, 2003            $98,000,000
         Fiscal quarter ending December 31, 2004           $720,000,000
         Fiscal quarter ending December 31, 2005           $104,000,000
         Fiscal quarter ending December 31, 2006           $169,000,000

         If the aggregate amount of Capital Expenditures for any fiscal quarter or fiscal year (herein, a "FISCAL PERIOD") set forth above shall be less than the amount set forth opposite such Fiscal Period, then 50% of the shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) Fiscal Period and, for purposes hereof, the amount of Capital Expenditures made during any Fiscal Period shall be deemed to have been made first from the carryover from any previous Fiscal Period and last from the permitted amount for such Fiscal Period.

         The $355,000,000 figure set forth in the Schedule above for the fiscal quarter ending September 30, 2001 has been prepared under the assumption that not less than $201,000,000 of the equipment purchased from, or delivered by, Nortel Networks during such fiscal quarter would be treated as Capital Expenditures under GAAP. To the extent that, by reason of the execution and delivery of this Agreement such assumption is incorrect, then such $355,000,000 figure shall be reduced on a dollar-for-dollar basis by the amount of such equipment so purchased or delivered that is not treated as a Capital Expenditure under GAAP.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

         (a) the Issuer shall default in the payment of any principal of or any interest on any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for redemption thereof or by acceleration thereof or otherwise; or

         (b) the Issuer shall default in the payment of any fee or any other amount (other than an amount referred to in CLAUSE (A) above) due under any Note Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three or more Business Days; or

         (c) any representation or warranty of Holdings or any Restricted Subsidiary made or deemed made in or in connection with any Note Document or the Notes, or any representation or warranty contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Note Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished; or

         (d) the Issuer shall default in the due observance or performance of any covenant, condition or agreement contained in SECTION 5.03(a) or in ARTICLE VI; or

         (e) the Issuer shall default in the due observance or performance of any covenant, condition or agreement contained in any Note Document (other than those specified in CLAUSE (A), CLAUSE (B) and CLAUSE (D) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Holder to the Issuer; or

         (f) Holdings or any Restricted Subsidiary shall (i) fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period provided in the underlying documentation providing for such Indebtedness) or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Material Indebtedness if the effect of any failure referred to in this CLAUSE (II) is to cause or permit such Indebtedness (without any further lapse of time or other action, other than the mere giving of notice) to become due prior to its stated maturity; or

         (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings or any Restricted Subsidiary, or of a substantial part of the property or assets of Holdings or any Restricted Subsidiary, under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Restricted Subsidiary or for a substantial part of the property or assets of Holdings or any Restricted Subsidiary, or (iii) the winding-up or liquidation of Holdings or any Restricted Subsidiary; and any such proceeding or petition referred to in this CLAUSE (G) shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

         (h) Holdings or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in CLAUSE (G) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Restricted Subsidiary or for a substantial part of the property or assets of Holdings or any Restricted Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

         (i) Holdings or any Restricted Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

         (j) a final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against Holdings or any one or more Restricted Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and Holdings or such Restricted Subsidiary shall not, within such period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings or any Restricted Subsidiary to enforce any such judgment; or

         (k) any security interest purported to be created by any Security Document and required hereunder or thereunder to be perfected shall (except as otherwise expressly permitted in this Agreement or the other Note Documents) cease to be a valid first lien and prior perfected security interest in the assets or properties covered thereby (except, as to priority, as otherwise provided in the Intercreditor Agreement), except to the extent that any such loss of perfection or priority results from any action or failure to take action of the Administrative Agent; or the Issuer shall assert in writing that any security interest purported to be created by any Security Document and required hereunder or thereunder to be perfected is not (except as otherwise expressly permitted in this Agreement or the other Note Documents) a valid first lien and prior perfected security interest in the securities, assets or properties purported to be covered thereby (except, as to priority, as otherwise provided in the Intercreditor Agreement); or

         (l) a Change in Control shall occur; or

         (m) Holdings or any Restricted Subsidiary shall for whatever reason lose its rights under any Material Agreement, such rights shall be impaired or any default (as defined therein) shall occur under any Material Agreement and, if capable of being remedied, shall continue unremedied for a period of 30 days, in each case that in the opinion of the Required Holders, has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect on the Issuer, or on Holdings and its Restricted Subsidiaries taken as a whole; or

         (n) any ERISA Event shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Issuer or any ERISA Affiliate shall incur or in the opinion of the Required Holders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Required Holders, either individually or in the aggregate, has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect; or

         (o) one or more Franchises, Licenses or Private Licenses of Holdings or any of its Restricted Subsidiaries shall be terminated or revoked such that Holdings or such Restricted Subsidiary is no longer able to operate such Franchises, Licenses or Private Licenses and retain the revenue received therefrom, or Holdings or such Restricted Subsidiary or the grantors of such Franchises, Licenses or Private Licenses shall fail to renew such Franchises, Licenses or Private Licenses at the stated expiration thereof such that Holdings or such Restricted Subsidiary is no longer able to operate such Franchises, Licenses or Private Licenses and retain the revenue received therefrom, and the effect of the foregoing, individually or in the aggregate, could reasonably be expected (individually or in the aggregate), in the opinion of the Required Holders, to result in a Material Adverse Effect; or

         (p) the Initial Exercise Date (as defined in the Warrant Agreement) shall not have occurred on or prior to the 90th day following the Closing Date; or

         (q) Holdings shall not have filed, on or prior to the fifth day following the Closing Date, with the Securities and Exchange Commission (in accordance with, and meeting the requirements of, Regulation 14C and Schedule 14C under the Exchange Act) an information statement required to be filed pursuant to Rule 14c-5 under the Exchange Act with respect to the issuance of common stock (or securities convertible into or exercisable for common stock) of Holdings pursuant to the terms of the Basic Documents;

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Required Holders, by notice to the Issuer, declare the Notes issued by the Issuer, all interest thereon and all other amounts payable by the Issuer under this Agreement and the other Note Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Issuer; PROVIDED that in the case of the occurrence of an Event of Default referred to in CLAUSE (G) or CLAUSE (H) of this ARTICLE VII with respect to Holdings or the Issuer, the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Issuer.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

         SECTION 1.54. AUTHORIZATION AND ACTION. Each Holder hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Note Documents to which it is a party, as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Note Documents, the Administrative Agent shall not be required to exercise any discretion or take any action, and shall not be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) except upon the instructions of the Required Holders, and such instructions shall be binding upon all Holders; PROVIDED that the Administrative Agent shall not be required to take any action that exposes it to personal liability or that is contrary to any of the Note Documents or applicable law. The Administrative Agent agrees to give to the Holders prompt notice of each notice given to it by any Obligor pursuant to the terms of this Agreement.

         SECTION 1.55. ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Note Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (a) may treat the Holder registered in the Register with respect to any Note as the holder thereof until the Administrative Agent receives and accepts a Transfer and Acceptance entered into by the registered Holder, as transferor, and an Eligible Institution, as transferee, as provided in SECTION 10.09; (b) may consult with legal counsel (including counsel for the Issuer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Holder and shall not be responsible to any of them for any statements, warranties or representations made in or in connection with the Note Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Note Document on the part of the Issuer or to inspect the property (including the books and records) of the Issuer; (e) shall not be responsible to any Holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Note Document or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of any Note Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 1.56. RIGHTS AS A HOLDER. With respect to its Commitment and the Notes held by it, each Person acting as the Administrative Agent shall have the same rights and powers under the Note Documents as any other Holder and may exercise the same as though it were not the Administrative Agent; and the term "Holder" or "Holders" shall, unless otherwise expressly indicated, include such Person in its individual capacity. Such Person acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures for, accept investment banking engagements from and generally engage in any kind of business with, Holdings and any of its Subsidiaries (including the Issuer), any of their respective Affiliates and any other Person who may do business with or own securities of Holdings or any such Subsidiary or Affiliate, all as if such Person acting as the Administrative Agent were not the Administrative Agent and without any duty to account therefor to the Holders.

         SECTION 1.57. HOLDER FINANCIAL DECISION. Each Holder acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Holder and based on the financial statements referred to in SECTION 4.01(F) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Holder also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Holder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 1.58. INDEMNIFICATION. The Holders agree to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Obligors), ratably according to the principal amounts of the outstanding Notes made by them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of them in any way relating to or arising out of the Note Documents or any action taken or omitted by any of them under the Note Documents; PROVIDED that no Holder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Holder agrees to reimburse (a) the Administrative Agent promptly upon demand for its ratable share of any costs and expenses payable by the Issuer under SECTION 10.04 of this Agreement and (b) the Administrative Agent under the Security Documents, in each case to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Issuer.

         SECTION 1.59. COLLATERAL DUTIES.

         (a) NO DUTY UNLESS INDEMNIFIED. Except for action expressly required of the Administrative Agent hereunder and under the other Note Documents, the Administrative Agent shall in all cases be fully justified in refusing to act hereunder and thereunder unless it shall be further indemnified to its satisfaction by the Holders proportionately in accordance with the Notes then due and payable to each of them against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         (b) COLLECTIONS, ETC. Except as expressly provided herein or in the other Note Documents, the Administrative Agent shall not have any duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Administrative Agent shall incur no liability as a result of any private sale of the Collateral.

         (c) RELEASE OF LIENS. The Holders hereby consent, and agree upon written request by the Administrative Agent to execute and deliver such instruments and other documents as the Administrative Agent may deem desirable to confirm such consent, to the release of the Liens on any of the Collateral that is the subject of a sale of Collateral either permitted hereunder or to which the Required Holders have consented in accordance with the requirements of
SECTION 10.01.

         (d) STANDARD OF CARE. The parties hereto acknowledge that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that neither the Administrative Agent nor any Holder shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Administrative Agent or any Holder has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

         SECTION 1.60. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Holders and the Issuer. Upon any such resignation, the Required Holders shall have the right to appoint a successor Administrative Agent, which shall be a Holder or a commercial bank organized under the laws of the United States or of any State thereof and having an office in New York, New York and a combined capital and surplus of at least $500,000,000. If no successor shall have been so appointed by the Required Holders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or is removed, then the retiring Administrative Agent's resignation shall nonetheless become effective and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (b) the Required Holders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to any or each Holder directly) until such time as the Required Holders appoint a successor agent as provided for above in this section. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent and such retiring Administrative Agent shall be discharged from its duties and obligations under the Note Documents. After any retiring Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this ARTICLE VIII shall inure to the benefit of the Administrative Agent as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and under the Security Documents.


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

         SECTION 1.61. ADMINISTRATIVE AGENT'S FEE. The Issuer shall pay to the Administrative Agent annually, commencing on the Closing Date and continuing thereafter on each anniversary of the Closing Date until the Obligations are paid in full, a fee in the amount of $75,000 per annum in consideration for the Administrative Agent's agreeing to act in its capacity as administrative agent hereunder.

                                   ARTICLE IX

                           THE INTERCREDITOR AGREEMENT

         Each Holder hereby authorizes the Administrative Agent to execute and deliver the Intercreditor Agreement as agent on behalf of such Holder and agrees to be bound by the terms and provisions thereof. Each Holder hereby appoints and authorizes the Administrative Agent to take such action as agent on behalf of such Holder and to exercise such powers and discretion under the Intercreditor Agreement as are delegated to the Administrative Agent by the terms and provisions thereof, together with such powers and discretion as are reasonably incidental thereto.

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 1.62. AMENDMENTS, CONSENTS, ETC.

         (a) AMENDMENTS OF NOTE DOCUMENTS GENERALLY. No amendment or waiver of any provision of this Agreement or the other Note Documents, nor any consent to any departure by the Issuer from any provision of this Agreement or the other Note Documents, shall in any event be effective unless the same shall be in writing and signed by the Issuer and the Administrative Agent and, in the case of an amendment to this Agreement, the Required Holders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that:

                  (i) no amendment, waiver or consent shall, unless in writing and signed by the Required Holders and each Holder that would be adversely affected by such amendment, waiver or consent:

                           (A) change the percentage of the Commitments or the
                  aggregate unpaid principal amount of the Notes, or the number or percentage of Holders, that shall be required for the Holders or any of them to take any action hereunder;

                           (B) reduce the principal of, or interest on, any Note
                  or any fees or other amounts payable hereunder;

                           (C) postpone any date fixed for any payment of
                  principal of, or interest on, any Note or any fees or other amounts payable hereunder or amend SECTION 2.03;


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                           (D) subject such Holder to any additional
                  obligations; or

                           (E) change the order of application of any redemption
                  set forth in SECTION 2.03 in any manner that materially affects such Holder;

                  (ii) no amendment, waiver or consent shall, unless in writing and signed by the Required Supermajority Holders:

                           (A) increase the aggregate amount of the Commitments
                  or the aggregate principal amount of the Notes that may be purchased hereunder (whether on the Closing Date or thereafter); or

                           (B) amend or waive SECTION 2.03(B), 5.04 or 6.03;

                  (iii) no amendment, waiver or consent shall, unless in writing and signed by each Holder, amend SECTION 8.06(C) or this SECTION 10.01;

                  (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Holders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Note Document; and

                  (v) notwithstanding anything to the contrary contained in this
         SECTION 10.01 or elsewhere in this Agreement, no amendment, waiver or consent shall, unless in writing and signed by Nortel Networks (whether or not Nortel Networks is then a Holder hereunder), amend the definition of "Master Purchase Agreement", the definition of "Nortel Networks" or any term or provision of SECTION 2.01.

         (b) AMENDMENTS OF SECURITY DOCUMENTS. Except as otherwise provided herein in the Security Documents, the Administrative Agent shall not consent to release any Collateral or terminate any Lien under any Security Document or to any Collateral securing additional obligations beyond those presently contemplated in the Security Documents, unless such release or termination or additional obligations shall be consented to in writing by the Required Supermajority Holders; PROVIDED that:

                  (i) the consent of all Holders shall be required to release all or substantially all of the Collateral, except no consent of the Holders shall be required (A) for any such release upon the termination of the Liens created by each of the Security Documents in accordance with the terms thereof or (B) in the event that such release is permitted under SECTION 8.06(C) or otherwise permitted pursuant to the terms of the Note Documents;

                  (ii) no such consent shall be required to release any Lien covering property that is the subject of an Asset Sale or other disposition permitted under SECTION 6.06(A) or to which the Administrative Agent and the Required Holders have consented and, upon any


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         such Asset Sale or disposition, such property shall be deemed to be transferred free and clear of the Lien of the Security Documents without any action on the part of any party (and the Administrative Agent is hereby authorized to execute such releases and other documents, and to take such other action, as the Issuer may reasonably request to give effect thereto); and

                  (iii) no consent, other than of the Required Holders, shall be required for any Collateral securing additional obligations beyond those presently contemplated in the Security Documents, if such additional obligations are junior to the Lien in favor of the Holders.

         (c) CERTAIN LIMITATIONS ON VOTING RIGHTS. Anything herein to the contrary notwithstanding, none of the Obligors, nor any of their affiliates, shall (unless expressly consented to by the Required Supermajority Holders) be deemed to be "Holders" for purposes of this SECTION 10.01.

         SECTION 1.63. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing, telecopied or delivered:

         (a) if to the Issuer, Metromedia Fiber Network Services, Inc., 360 Hamilton Avenue, White Plains, New York 10601, attention President, telephone number (914) 421-6700, telecopier number (914) 421-7550, with a copy to General Counsel at the same address and to Mark Volow, Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, telephone number
(212) 872-8050, telecopier number (212) 872-1002;

         (b) if to any Holder other than Nortel Networks, at the Payment Office specified in its Administrative Questionnaire and, if to Nortel Networks, at its address at 2221 Lakeside Blvd., Mail Stop 991 15 A40, Richardson, Texas 75082-4399, Attention: Jay Armstrong, telephone number (972) 684-6921, telecopier number (972) 684-3679, with a copy to E. Leigh Gillett at the same address, telephone number (972) 684-4071, telecopier number (972) 684-3679; and

         (c) if to the Administrative Agent, at its address at 2221 Lakeside Blvd., Mail Stop 468 05 B40, Richardson, Texas 75082-4399, Attention: Kimberly Poe, telephone number (972) 684-7687, telecopier number (972) 685-3613;

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when delivered or telecopied, be effective when delivered or transmitted by telecopier, respectively, except that notices and communications to the Administrative Agent pursuant to ARTICLE II, ARTICLE III, ARTICLE VII or ARTICLE VIII shall not be effective until received by the Administrative Agent.

         SECTION 1.64. NO WAIVER; REMEDIES. No failure on the part of any Holder or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


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         SECTION 1.65. COSTS, EXPENSES AND INDEMNIFICATION.

         (a) COSTS AND EXPENSES. The Issuer agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, modification and amendment of the Note Documents including (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, insurance, consultant, search, filing and recording fees and expenses and all other reasonable out-of-pocket expenses incurred by the Administrative Agent (including, without limitation, the reasonable fees and expenses of Jenkens & Gilchrist, a Professional Corporation, special counsel to the Administrative Agent) whether or not any of the transactions contemplated by this Agreement are consummated, (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Note Documents, and
(C) with respect to negotiations with any Obligor or with other creditors of the Issuer, Holdings or any of its Subsidiaries arising out of any Default or Event of Default or any events or circumstances that may reasonably be expected to give rise to a Default or Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto, and (ii) all reasonable costs and expenses of the Administrative Agent and the Holders in connection with the enforcement of the Note Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including the fees and expenses of counsel for the Administrative Agent and the Holders with respect thereto).

         (b) INDEMNIFICATION. The Issuer agrees to indemnify and hold harmless each Indemnified Party from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, this Agreement or any other Note Document or the Transactions or any investigation, litigation or proceeding arising out of, related to or in connection with the Transactions or any Environmental Claim relating in any way to Holdings or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by Holdings or any of its Subsidiaries, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Transactions or the other transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence or willful misconduct.

         (c) PAYMENTS BY THE ADMINISTRATIVE AGENT OR HOLDERS. If the Issuer fails to pay when due any costs, expenses or other amounts payable by it under any Note Document, including reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Issuer by the Administrative Agent or any Holder, in its sole discretion and such payment shall be without prejudice to the rights of the Administrative Agent or any Holder against the Issuer.


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         SECTION 1.66. RIGHT OF SETOFF. Each Holder is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Holder to or for the credit or the account of the Issuer against any and all of the obligations of the Issuer now or hereafter existing under this Agreement that shall not have been paid when due, irrespective of whether such Holder shall have made any demand under this Agreement or otherwise. Each Holder agrees promptly to notify the Issuer after any such setoff and application; PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Holder under this SECTION 10.05 are in addition to other rights and remedies (including other rights of setoff) that such Holder may have.

         SECTION 1.67. GOVERNING LAW; SUBMISSION TO JURISDICTION, ETC. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Issuer hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuer irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 1.68. WAIVER OF JURY TRIAL. EACH OF THE ISSUER, THE ADMINISTRATIVE AGENT, EACH OF THE PURCHASERS AND EACH OF THE HOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE NOTE DOCUMENTS, THE NOTES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY PURCHASER OR ANY HOLDER, OR ANY ACTION ON BEHALF OF ANY PURCHASER OR HOLDER, IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         SECTION 1.69. SUCCESSORS, ASSIGNS AND TRANSFERS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns or transfers, provided that the Issuer may not assign any of its rights or obligations hereunder or under the other Note Documents without the prior consent of all of the Holders and the Administrative Agent.

         SECTION 1.70. TRANSFER, REGISTRATION, PARTICIPATIONS AND SUBSTITUTION OF NOTES.

         (a) TRANSFER BY HOLDERS. Each Holder may transfer to one or more Eligible Institutions all or a portion of its rights and obligations under this Agreement (including all or a portion of the Notes owing to it); PROVIDED that:

                  (i) except in the case of a transfer to a Person that, immediately prior to such transfer, was a Holder or a Holder Affiliate or a transfer of all of a Holder's rights and


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         obligations under this Agreement, the aggregate amount of a Holder's
         Commitment or the Notes owing to the transferring Holder being transferred pursuant to each such transfer (determined as of the date of the Transfer and Acceptance with respect to such transfer) shall in no event be less than $5,000,000 (except as otherwise agreed by the Administrative Agent; and

                  (ii) the parties to each such transfer shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Transfer and Acceptance and, except in the case of a transfer to a Person that, immediately prior to such transfer, was a Holder or a Holder Affiliate, a processing and recordation fee of $3,500.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Transfer and Acceptance, (A) the transferee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been transferred to it pursuant to such Transfer and Acceptance, have the rights and obligations of a Holder hereunder and (B) the Holder transferor thereunder shall, to the extent that rights and obligations hereunder have been transferred by it pursuant to such Transfer and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Transfer and Acceptance covering all or the remaining portion of a transferring Holder's rights and obligations under this Agreement, such Holder shall cease to be a party hereto).

         (b) UNDERTAKING OF TRANSFEROR AND TRANSFEREE. By executing and delivering a Transfer and Acceptance, the Holder transferor thereunder and the transferee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Transfer and Acceptance, such transferring Holder, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such transferring Holder makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by the Issuer or any Obligor of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such transferee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 4.01(F) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Transfer and Acceptance; (iv) such transferee will, independently and without reliance upon the Administrative Agent, such transferring Holder or any other Holder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such transferee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof and of the other Note Documents, together with such powers and discretion as are reasonably incidental thereto;
(vi) such transferee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Holder; (vii) such transferee agrees that it will be bound by the provisions


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of the Intercreditor Agreement; (viii) such transferee has provided the Issuer and the Administrative Agent with the forms and documents with respect to such transferee referred to in SECTION 2.06; and (ix) such transferee, by its acceptance of a Note registered in its name, as set forth below in SECTION 10.09(C), shall be deemed to have made the representations and warranties set forth in SECTION 4.02 or, as to the representation and warranty set forth in
SECTION 4.02(B), shall be deemed to have made the representation and warranty that such transferee's purchase of such Note is exempt from the registration requirements under the Securities Act.

         (c) REGISTER. The Administrative Agent, acting for this purpose as an agent of the Issuer, shall maintain at its address referred to in SECTION 10.02 a copy of each Transfer and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Holders and principal amount of the Notes held by each Holder from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Issuer, the Administrative Agent and the Holders shall treat each Person whose name is recorded in the Register as a Holder hereunder for all purposes of this Agreement. No transfer shall be effective until it is recorded in the Register pursuant to this SECTION 10.09(C). The Register shall be available for inspection by the Issuer or any Holder at any reasonable time and from time to time upon reasonable prior notice. The Issuer shall give to any Holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes.

         (d) TRANSFER AND ACCEPTANCE. Upon its receipt of a Transfer and Acceptance executed by a transferring Holder and an transferee and the Note or Notes, or the portion of thereof, being surrendered for transfer, together with the fee referred to in SECTION 10.09(A), the Administrative Agent shall, if such Transfer and Acceptance has been completed and is in substantially the form of EXHIBIT D hereto, (i) accept such Transfer and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Issuer and request that the Issuer, at its own expense (except as provided below), execute and deliver one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Notes, or portions thereof. Each such new Note shall be payable to the Person as such Holder may request and shall be substantially in the form of EXHIBIT A. Each such new Note shall be dated and bear interest from the date to which such interest shall have been paid on the surrendered Note, or portion thereof, or dated the date of the surrendered Note, or portion thereof, if no interest shall have been paid thereon. The Issuer may require payment by the transferee of any such Note, or portion thereof, of a sum sufficient to cover any stamp tax, transfer tax or governmental charge imposed in respect of any such transfer of Notes, or portions thereof.

         (e) PARTICIPATIONS. Each Holder may sell participations in or to all or a portion of its rights and/or obligations under this Agreement (including all or a portion of the Note owing to it); PROVIDED that (i) such Holder's obligations under this Agreement shall remain unchanged, (ii) such Holder shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Holder shall remain the registered Holder for all purposes of this Agreement, (iv) the Issuer, the Administrative Agent and the other Holders shall continue to deal solely and directly with such Holder in connection with such Holder's rights and obligations under this


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Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Note Document, or any consent to any departure by the Issuer therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, any Note or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, any Note or any fees or other amounts payable hereunder, in each case to the extent subject to such participation or release all or substantially all of the Collateral (unless in each case such release is permitted pursuant to the terms of the Note Documents).

         (f) DISCLOSURE OF INFORMATION. Any Holder may, in connection with any transfer or participation or proposed transfer or participation pursuant to this
SECTION 10.09, disclose to the transferee or participant or proposed transferee or participant, any information relating to the Issuer or Holdings or any of its Subsidiaries furnished to such Holder by or on behalf of the Issuer; PROVIDED that, prior to any such disclosure, the transferee or participant or proposed transferee or participant shall agree in writing to preserve the confidentiality of any Confidential Information received by it from the Holders in accordance with SECTION 10.11.

         (g) OTHER PLEDGES. Anything in this SECTION 10.09 to the contrary notwithstanding, each Holder shall be permitted to pledge all or any part of its right, title and interest in, to and under the Notes to any trustee for the benefit of the holders of such Holder's securities.

         (h) NO PURCHASE, TRANSFERS OR PARTICIPATIONS TO THE ISSUER OR ITS AFFILIATES. Anything in this SECTION 10.09 to the contrary notwithstanding, neither the Issuer, Holdings nor any of their respective Subsidiaries or Affiliates may acquire (whether by purchase, redemption, redemption, transfer, participation or otherwise) except as expressly permitted by and in accordance with the terms of this Agreement and the Notes, and no Holder shall sell, transfer or participate to the Issuer, Holdings or any of their respective Subsidiaries or Affiliates, directly or indirectly, any Notes. Unless otherwise agreed by the Required Supermajority Holders, the Issuer shall promptly cancel, and shall cause Holdings to cancel, all Notes acquired by either the Issuer, Holdings or any of their respective Subsidiaries or Affiliates pursuant to any payment, redemption or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         (i) REPLACEMENT OF NOTES. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the Holder of such Note is, or is a nominee for, an original Purchaser or another Holder of a Note with a minimum net worth of at least $10,000,000 in excess of the outstanding principal amount of such Note, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or


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                  (ii) in the case of mutilation, upon surrender and
         cancellation thereof,

the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

         (j) SYNDICATION EFFORTS. Each of the Issuer and Holdings will provide, in a timely manner, full and prompt assistance to each Purchaser and the Administrative Agent as such Purchaser or the Administrative Agent may reasonably request from time to time in connection with the Administrative Agent's or such Purchaser's efforts to assign its Commitments and/or Notes or sell any participation interest therein. Such assistance shall include, if and to the extent reasonably requested, without limitation, making senior officers and other representatives of the Issuer and Holdings and their respective Affiliates available for meetings with prospective Purchasers and participants and providing, in a timely manner, such assistance as may be reasonably requested by such Purchaser, the Administrative Agent and/or their advisors, including, without limitation, providing information to and responding to inquiries from such prospective Purchasers and participants with respect to the businesses, operations, business plan, financial condition and results of operations of Holdings and its Subsidiaries (including, without limitation, the Issuer).

         SECTION 1.71. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 1.72. CONFIDENTIALITY.

         (a) Neither the Administrative Agent nor any Holder shall disclose any Confidential Information to any Person without the prior consent of the Issuer, PROVIDED that nothing herein shall limit the disclosure of any such information
(i) to the extent required by statute, rule, regulation or judicial process,
(ii) to counsel for any of the Holders or the Administrative Agent, (iii) to bank examiners, regulatory authorities, auditors, accountants or, if required by law, any Governmental Authority, (iv) to the Administrative Agent or any other Holder (and their respective officers, partners, directors, employees, agents and advisors, and to any of their respective independent auditors and counsel),
(v) in connection with any litigation which relates to this Agreement to which any one or more of the Holders or the Administrative Agent is a party, (vi) to a Subsidiary or Affiliate of such Holder, (vii) to any transferee or participant (or prospective transferee or participant) or (viii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Issuer and its obligations, PROVIDED that such counterparty agrees to be bound by the provisions of this SECTION 10.11(a), and, PROVIDED, FURTHER, that in no event shall any Holder or the Administrative Agent be obligated or required to return any materials furnished by the Issuer. The obligations of each Holder under this SECTION 10.11 shall supersede and replace the


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obligations of such Holder under any confidentiality letter in respect of this financing signed and delivered by such Holder to the Issuer.

         (b) The Issuer shall not, and shall not permit Holdings or any of its Affiliates or Subsidiaries (each a "RESTRICTED PARTY") to, disclose any term or provision of this Agreement or the other Note Documents to any Person without the prior consent of the Administrative Agent, PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Issuer,
(iii) to bank examiners, regulatory authorities, auditors, accountants or, if required by law, any Governmental Authority, (iv) to any Restricted Party (and their respective officers, partners, directors, employees, agents and advisors, and to any of their respective independent auditors and counsel), (v) in connection with any litigation which relates to this Agreement to which the Issuer is a party, (vi) to a Subsidiary or Affiliate of Holdings, or (vii) to the Holdings Notes Agent, any holder of the Holdings Notes, Verizon, Inc. and the parties to the Holdings Convertible Debt or Equity Documents; PROVIDED that the Issuer will deliver to the Administrative Agent written notice of any intention or obligation of the Issuer or any other Restricted Party to deliver or provide a copy of this Agreement or any other Note Document or any term or provision hereof or thereof to any Governmental Authority at least ten Business Days (or, in the event such delivery or provision is required to be made in a shorter period due to circumstances not reasonably within the control of the Issuer, within such shorter period) prior to the initial date upon which any such delivery or provision occurs and the Issuer shall, and shall cause each of the other Restricted Parties to, use all reasonable efforts to redact or delete from such copy or such term or provision such terms or provisions or language relating to rates of interest, fees, financial covenants, availability and other terms or provisions of a sensitive nature as may be requested by the Administrative Agent to be so redacted or deleted before the same is so delivered or provided. Without limiting the generality of the foregoing, the Issuer agrees that it will not, and will not permit any other Restricted Party to, without the prior written consent of the Administrative Agent, issue or publish a press release, tombstone or other similar announcement or publication relating to this Agreement or any other Note Document or the transactions contemplated hereby or thereby unless they or it are required to do so by the order of any court or administrative agency or in accordance with applicable law.

         SECTION 1.73. SURVIVAL AND TERMINATION. The obligations of the Issuer under SECTION 2.06 and SECTION 10.04, the obligations of the Holders under
SECTION 8.05, the obligations of the Holders under SECTION 10.09(F) and the obligations of the Holders and the Administrative Agent under SECTION 10.11, shall survive the repayment of the Notes. In addition, each representation and warranty made, or deemed to be made by a notice of any Note herein or pursuant hereto shall survive the making of such representation and warranty, and no Holder shall be deemed to have waived, by reason of making any Note hereunder, any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Holder or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Note was issued.

         Upon any termination of the Commitments of the Purchasers hereunder prior to the purchase of Notes hereunder, this Agreement shall, except to the extent of the obligations of the Obligors


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

which under the preceding paragraph are stated to survive the repayment of the Notes, forthwith terminate and cease to be of any effect.

         SECTION 1.74. CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         SECTION 1.75. AUTHORIZATION TO FILE FINANCING STATEMENTS. The Issuer hereby authorizes the Administrative Agent to prepare and file, at any time on or after the date of the execution of this Agreement and in such UCC and other appropriate records as the Administrative Agent may determine, financing statements, fixture filings, transmitting utility filings and similar filings naming the Issuer as debtor and the Administrative Agent as secured party and covering the Collateral.


                            [signature pages follow]


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                           METROMEDIA FIBER NETWORK
                                           SERVICES, INC.


                                           By:  /s/ Silvia Kessel
                                               ---------------------------------
                                           Name:    Silvia Kessel
                                                 -------------------------------
                                           Title:   Executive Vice President
                                                  ------------------------------


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

                                           NORTEL NETWORKS INC.,
                                           as the Administrative Agent and as
                                           Purchaser


                                           By:  /s/ Mitch Stone
                                               ---------------------------------
                                           Name:    Mitch Stone
                                                 -------------------------------
                                           Title:   Director
                                                  ------------------------------


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